EXHIBIT 10.18


                              EMPLOYMENT AGREEMENT
                              --------------------


      THIS EMPLOYMENT AGREEMENT (this "Agreement") , dated as of the 1st day of April, 2001, is made by and between GFSI, INC., a Delaware corporation (the "Company") , and ROBERT G. SHAW, an individual (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Executive is actively involved in the business of the Company as an employee, stockholder and officer; and

      WHEREAS, the Company desires to memorialize its agreement with the Executive concerning the Executive's service to the Company;

      NOW, THEREFORE, in consideration of the premises, the covenants and the agreements contained herein, the parties hereto agree as follows:

      1. Employment. The Company hereby agrees to employ the Executive as Vice President of the Company, and the Executive hereby agrees to serve as Vice President of the Company, for a term commencing as of the date of this Agreement and ending on February 27, 2007. The Executive shall undertake and perform such services as are mutually agreed upon by the Executive and the Company's Board of Directors, which services may include, without limitation, fostering the Company's relationships with its suppliers, customers and employees.

      2. Salary. During the term of this Agreement, the Company will pay Executive an annual salary (the "Salary"), payable in substantially equal monthly or more frequent installments. The Salary shall be initially set at $60,000.00 per annum, and is subject to annual increases at the discretion of the Company's Board of Directors, based upon its review of the performance of the Executive.

      3. Benefits. During the term of this Agreement, the Executive will receive the same benefits as are provided to the Executive prior to the date hereof; provided, however, the Executive shall not receive any (i) accrued vacation benefits, (ii) stock options or (iii) bonuses, unless approved by the Board of Directors.

      4. Expenses. The Company shall reimburse the Executive for such ordinary, necessary and reasonable business expenses as are advanced by him in the performance of his services hereunder; but such expenses shall be substantiated by the Executive in writing to the reasonable satisfaction of the Company. Notwithstanding the preceding sentence, the Company shall not reimburse the Executive for any commuting expenses to or from the Company or any of its facilities.

      5. Equity Redemption. In consideration for this Agreement and the Salary and other benefits provided herein, the Executive shall sell to GFSI Holdings, Inc., a Delaware corporation and the sole stockholder of the Company ("Holdings"), on or around April 1, 2001, all shares of the common stock and preferred stock of Holdings owned or held by the Executive or any immediate family member, trust or other affiliate of the Executive, at a purchase price equal to the sum of the cost of such stock and any accrued dividends due and owing on the preferred stock, which sum the parties agree is equal to $_____ in the aggregate.

      6. Termination.

      (a) The Company may terminate this Agreement, all of the Company's obligations under this Agreement, and Executive's employment hereunder for "cause," upon the delivery of written notice to Executive, following the occurrence of any one of the following events on the part of Executive:

      1. Conviction of any felony;

      2. Executive's violation of any non-competition agreement with the Company or with any affiliate of the Company; provided, however, the Company cannot terminate Executive's employment for "cause" unless the Company has given written notice to the Executive of such violation and allowed the Executive a reasonable period in which to cure such violation; or

      3. Frequent drunkenness on the job.

      (b) In the event that this Agreement is terminated by the Company for "cause" or voluntarily terminated by Executive, the Company shall pay any amounts earned by Executive under Section 2 hereof up to the date of termination. Additionally, if the Executive voluntarily terminates this Agreement, the Noncompetition Agreement between the Company and the Executive, dated as of the date hereof, shall automatically terminate and cease to be effective.

      (c) If the Company terminates this Agreement for "cause," but the Executive contests such termination, the Company shall continue to make all payments required by Section 2 of this Agreement after the date of such termination until and unless a final judgment is rendered in favor of the Company and against the Executive. For purposes of this section, a final judgment means a judgment from which there is no possibility of further appeal.

      7. Inventions, Etc. The Executive agrees that all inventions conceived of or developed by the Executive during the term of his employment with the Company, whether alone or jointly with others and whether during working hours or otherwise, which relate to the business or interests of the Company, or any business or other company in which the Company or Holdings currently has an ownership interest, shall be the Company's exclusive property. The Executive shall (i) promptly disclose in writing to the Company each invention, conceived or developed by the Executive during the term of his employment with the Company, (ii) assign all rights to such inventions to the Company and (iii) assist the Company in every way to obtain and protect any patents, trademarks or copyrights on such inventions.

      8. Release. (a) In consideration of the promises contained herein, the Executive hereby irrevocably and unconditionally releases, acquits and forever discharges for himself and his heirs, executors, administrators, successors and assigns, the Company, The Jordan Company LLC and each of their respective stockholders, partners, members, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys and all persons acting by, through, under or in concert with any of them (collectively, the "Company Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, claims relating to the Executive's employment, claims in equity or law for wrongful discharge, personal injury, defamation, mental anguish, injury to health and reputation, and claims under federal, state or local laws prohibiting discrimination on account of national origin, race, sex, handicap, religion or similar classifications (each, a "Claim"), which the Executive now has, or ever claimed to have, or could claim against each or any of the Company Releasees or any Claims which were or could have been asserted by the Executive arising out of or related to his work for the Company under any local, state, or federal law dealing with employment discrimination, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act and the Americans with Disabilities Act. The provisions of any laws providing in substance that releases shall not extend to Claims which are unknown or unsuspected at the time, to the person executing such waiver or release, are hereby expressly waived. The Executive hereby agrees to forego any right to file any charges or complaints with any governmental agencies or a lawsuit against the Company Releasees under any of the laws referenced in this paragraph or with respect to any matters covered by the release in this paragraph. Notwithstanding the foregoing, the release by the Executive in this Section 8 shall not limit the right of the Executive to seek to enforce the provisions of this Agreement.

              (b) In consideration of the promises contained herein, the Company hereby irrevocably and unconditionally releases, acquits and forever discharges for itself, The Jordan Company LLC and each of their respective stockholders, partners, members, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys and all persons acting by, through, under or in concert with any of them (collectively, the "Company Parties"), the Executive and his heirs, executors, administrators, successors and assigns, or any of them (collectively, the "Executive Releasees"), from any and all Claims, which the Company or the Company Parties now have, or ever claimed to have, or could claim against each or any of the Executive Releasees or any Claims which were or could have been asserted by any of the Company or the Company Parties arising out of or related to the Executive's work for the Company or the Company Parties or under any local, state, or federal law dealing with employment discrimination, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act and the Americans with
Disabilities Act. The provisions of any laws providing in substance that releases shall not extend to Claims which are unknown or unsuspected at the time, to the person executing such waiver or release, are hereby expressly waived. The Company Parties hereby agree to forego any right to file any charges or complaints with any governmental agencies or a lawsuit against the Executive Releasees under any of the laws referenced in this paragraph or with respect to any matters covered by the release in this paragraph. Notwithstanding the foregoing, the release by the Company Parties in this Section 8 shall not limit the right of the Company Parties to seek to enforce the provisions of this Agreement.

      9. Non-Disparagement. The Executive shall not, directly or indirectly, disparage or make negative, derogatory or defamatory statements about the Company, its business activities, or any of its directors, officers, employees, affiliates, agents, or representatives, or any of them, to any person or business entity. Neither the Company nor its directors, officers, employees, affiliates, agents and representatives shall, directly or indirectly, disparage or make negative, derogatory or defamatory statements about the Executive. Except pursuant to a subpoena validly issued or enforced by a court, arbitrator, agency, or other governmental body of competent jurisdiction, or in response to a valid investigative demand by a governmental body, neither the Executive nor the Company (including any of its directors, officers, employees, affiliates, agents and representatives) will testify, consult, cooperate or otherwise communicate with any other person concerning any legal proceeding, judicial or administrative, against or adverse to the Executive, the Company or an affiliate of the Company, actual or contemplated. The Executive and the Company shall give prompt notice (i.e., no later than five (5) business days following receipt) to each other of any such subpoena or investigative demand before taking any action in response thereto.

      10. Notices. Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and
(i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service for next day delivery, with delivery confirmed, or
(iv) telecopied, with receipt confirmed, addressed as follows:

          a.  If to Executive:

                           Robert G. Shaw
                           11500 Cherokee Court
                           Leawood, Kansas  66211

          b.  If to the Company to:

                           GFSI, Inc.
                           9700 Commerce Parkway
                           Lenexa, Kansas  66219
                           Attention:  Robert M. Wolff
                           Telecopier:  913-752-3336

              with copies to:

                           The Jordan Company LLC
                           767 Fifth Avenue, 48th Floor
                           New York, New York  10153
                           Attention:  A. Richard Caputo, Jr.
                           Telecopier:  212-755-5263

                           Martin J. Collins Mayer, Brown & Platt 1675 Broadway, Suite 1900 New York, New York 10019 Telecopier:
                           212-262-1910
or such other persons or addresses as shall be furnished in writing by either party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) three (3) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

      11. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Executive.

      12. Attorneys' Fees. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party shall pay the prevailing party's reasonable expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment, including contempt, garnishment, levy, discovery and bankruptcy. "Expenses" shall include, without limitation, court or other proceeding costs and experts' and reasonable attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed and who prevails by dismissal, default or otherwise from which there is no possibility of further appeal..

      13. Governing Law. This Agreement shall be governed by the law of the State of Missouri as to all matters, including, but not limited to, matters of validity, construction, effect and performance, except that no doctrine of choice of law shall be used to apply any law other than of Missouri.

      14. Severability. The Company and Executive believe the covenants contained in this Agreement are reasonable and fair in all respects, and are necessary to protect the interests of the Company and Executive. However, in case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

      15. Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against either party based upon the source of the draftsmanship hereof.

      16.  Miscellaneous.  This  Agreement  may  be  executed  in  two  or  more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and may not be modified orally, but only by a writing subscribed by the party charged therewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings (whether oral or written) between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.

                                    COMPANY:

                                    GFSI, INC.




                                    By  /s/ Robert M. Wolff
                                     -------------------------------------------
                                     Name:  Robert M. Wolff
                                     Title: Chief Executive Officer





                                    EXECUTIVE:



                                        /s/ Robert G. Shaw
                                     -------------------------------------------
                                      Robert G. Shaw

                                                                   EXHIBIT 10.19


                            NONCOMPETITION AGREEMENT
                            ------------------------


                  THIS NONCOMPETITION AGREEMENT (this "Agreement"), dated this 1st day of April, 2001, is made by and between GFSI HOLDINGS, INC., a Delaware corporation ("Holdings"), and ROBERT G. SHAW, an individual (the "Executive").

                              W I T N E S S E T H:
                               -------------------

                  WHEREAS, the Executive has been actively involved in the business of GFSI, Inc., a Delaware corporation (the "Company") and a wholly-owned subsidiary of Holdings, as an employee, substantial stockholder and officer of the Company; and

                  WHEREAS, the involvement by the Executive in a business in competition with the Company would be harmful to the business of Holdings and the Company; and

                  WHEREAS, in consideration of the continued employment of Executive by the Company according to the terms set forth in the Employment Agreement, dated the date hereof, between the Company and the Executive (the "Employment Agreement"), the Executive has agreed not to compete with Holdings and to refrain from making disclosures to the extent set forth below;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

1. Restrictive Covenants. In consideration of the amounts payable to the Executive pursuant to the Employment Agreement, including any benefits provided thereunder, and the redemption of the Executive's equity interest in Holdings, the Executive agrees that during the period from the date hereof through February 27, 2007 (the "Term"), the Executive shall not:

     a. directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in the United States that (i) manufactures, distributes or markets custom imprinted and embroidered activewear or that otherwise competes with or is similar in concept, design or format to the business conducted by Holdings or the Company on the date hereof, or (ii) sells to, supplies, provides goods or services to, purchases from, or does business in any manner with Holdings or the Company. Notwithstanding the above, this paragraph shall not be construed to prohibit the Executive from owning shares of Holdings or from owning less than ten percent (10%) of the securities of a corporation which is publicly traded on a securities exchange or over-the-counter; or

     b. directly or indirectly, either individually, or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (i) divert or attempt to divert from Holdings or the Company any business with any customer or account with which the Executive had any contact or association, which was under the supervision of the Executive, or the identity of which was learned by the Executive as a result of the Executive's employment with Holdings or the Company, or (ii) induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business with Holdings or the Company to terminate their relationship or association with Holdings or the Company, or to represent, distribute or sell services or products in competition with services or products of Holdings or the Company existing on the date hereof, or (iii) induce or cause any employee of Holdings or the Company to leave the employ of Holdings or the Company; provided, however, that if the Company determines that the Executive has violated any of the abovementioned provisions, the Company shall give prompt notice to the Executive of such violation and allow a reasonable period for the Executive to cure such violation.

2. Non-Disclosure. The Executive shall not at any time or in any manner, directly or indirectly, use or disclose to any party other than Holdings any trade secrets or other Confidential Information (as defined below) learned or obtained by him while a stockholder, officer or director of Holdings or the Company. As used herein, the term "Confidential Information" means information disclosed to or known by the Executive as a consequence of his position with Holdings or the Company and not generally known in the industry in which Holdings or the Company is engaged and that in any way relates to the Company's or Holdings' products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

3. Specific Performance. The Executive acknowledges and agrees that Holdings' rights hereunder are special and unique and that any violation of this Agreement by the Executive would not be adequately compensated by money damages, and the Executive hereby grants Holdings the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement, so long as the Employment Agreement has not been terminated by the Executive.

4. Notices. Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and
(i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telecopied, with receipt confirmed, addressed as follows:

          a.  If to the Executive:

                           Robert G. Shaw
                           11500 Cherokee Court
                           Leawood, Kansas 66211

          b.  If to the Company to:

                           GFSI, Inc.
                           9700 Commerce Parkway
                           Lenexa, Kansas  66219
                           Attention:  Robert M. Wolff
                           Telecopier:  913-752-3336

              with copies to:

                           The Jordan Company LLC
                           767 Fifth Avenue, 48th Floor
                           New York, New York  10153
                           Attention:  A. Richard Caputo, Jr.
                           Telecopier:  212-755-5263

                           Martin J. Collins Mayer, Brown & Platt 1675 Broadway, Suite 1900 New York, New York 10019 Telecopier:
                           212-262-1910

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

5. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Executive.

6. Governing Law. This Agreement shall be governed by the law of the State of Missouri as to all matters, including, but not limited to, matters of validity, construction, effect and performance, except that no doctrine of choice of law shall be used to apply any law other than of Missouri.

7. Severability. Holdings and the Executive believe the covenants against competition contained in this Agreement are reasonable and fair in all respects, and are necessary to protect the interests of Holdings. However, in case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

8. Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

9. Attorneys' Fees. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party shall pay the prevailing party's reasonable expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment, including contempt, garnishment, levy, discovery and bankruptcy. "Expenses" shall include, without limitation, court or other proceeding costs and experts' and reasonable attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed and who prevails by dismissal, default or otherwise from which there is no possibility of further appeal.

10. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and may not be modified orally, but only by a writing subscribed by the party charged therewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings (whether oral or written) between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.


                                   HOLDINGS:

                                   GFSI, INC.


                                   By  /s/ Robert M. Wolff
                                     -------------------------------------------
                                     Name:  Robert M. Wolff
                                     Title: Chief Executive Officer





                                   EXECUTIVE:



                                     /s/ Robert G. Shaw
                                    --------------------------------------------
                                      Robert G. Shaw

                                                                   EXHIBIT 10.20


                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement"), effective as of the 25th day of June, 2001 (the "Effective Date"), is made and entered into by and between SARA LEE CORPORATION, a Maryland corporation ("Licensor"), and CC PRODUCTS, INC., a Delaware corporation ("CCP"), CCP ACQUISITION, INC., formerly known as CHAMPION PRODUCTS, INC., a New York corporation ("Acquisition" and, together with CCP, "Licensee"), and GFSI, INC., d/b/a Gear For Sports, a Delaware corporation ("GFSI") which owns, directly or indirectly, all of the issued and outstanding capital stock of CCP and Acquisition.

                                   WITNESSETH:

         WHEREAS, Licensor is the owner of the Licensed Marks (as hereinafter defined) in the United States; and

         WHEREAS, subject to the terms and conditions set forth herein, Licensee desires to obtain a license to manufacture, sell and distribute certain products bearing the Licensed Marks, and Licensor desires to grant such a license;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         As used herein, the terms set forth below shall be defined as follows:

1.1. "Agreement Year" shall mean each twelve (12) month period commencing on July 1 of one year and ending June 30 of the following year.

1.2.     "Blank Products" shall mean

                  a) fleece tops and bottoms, jersey tops and bottoms, mesh fabric tops and bottoms, woven tops and bottoms, polo shirts, windwear, sweaters, outerwear, and headwear for men, women, boys, girls, toddlers and infants and

                  b) such other products as Licensee requests, from time to time, to be included within the definition of Blank Products, to which request Licensor agrees in its sole discretion,

                  in each case bearing the brand name CHAMPION or a related trademark.


1.3. "Collegiate Products" shall mean Blank Products attributed with college decoration.

1.4. "Licensed Channels" shall mean a) with respect to Specialty Products, resort retail shops, casinos, hotel spas, athletic clubs, cruise lines, and resort event concessionaires, (b) with respect to Military Products, military bases and other such outlets and (c) with respect to Collegiate Products, any of the channels described in (a) and (b) as well as college bookstores, campus stores, department stores (except Mass Retailers), specialty stores, sporting goods stores, direct mail, collegiate event concessionaires, and internet distributors. "Mass Retailers" shall mean Wal-Mart, K-Mart, Target, Ames, Value City, Dollar General and Dollar Stores.

1.5. "Licensed Marks" shall mean the Marks illustrated on Schedule A, and any related trademarks that Licensor may elect to include from time to time.


1.6. "Licensed Products" shall mean Blank Products that are acquired from Licensor or are manufactured and sold or distributed by Licensee and that bear the Licensed Marks as authorized herein by Licensor, and shall consist of Collegiate Products, Specialty Products and Military Products.

1.7. "Manufacturing Territory" shall mean all countries in which the Licensed Marks are registered and owned by Licensor excluding Europe, the Middle East, and Africa. Licensor may, from time to time at its sole discretion, exclude additional countries from the Manufacturing Territory.

1.8. "Military Products" shall mean Blank Products attributed with military decoration.

1.9. "Specialty Products" shall mean Blank Products, other than Collegiate Products and Military Products, attributed with any custom decoration other than custom decoration pertaining to a professional sports team, league or franchise, or the CHAMPION name and/or logo.

1.10. "Territory" shall mean the United States and all of its territories and possessions. and all United States military facilities anywhere in the world.

2.       GRANT OF LICENSE

2.1. Licensor hereby grants to Licensee an exclusive, non-transferable, and non-assignable license to use the Licensed Marks in the Territory solely in connection with the sale and distribution of Collegiate Products. Licensor further grants a non-exclusive, non-transferable, and non-assignable license to use the Licensed Marks in the Territory solely in connection with the sale and distribution of Military Products and Specialty Products.

2.2. Licensor further grants to Licensee a non-exclusive, non-transferable license to manufacture or have manufactured on its behalf Blank Products bearing the Licensed Marks solely in the Manufacturing Territory. In the event that Licensee uses a third party to manufacture the Licensed Products, Licensee shall nevertheless remain primarily obligated under all the provisions of this Agreement.

2.3. Licensor covenants to Licensee that, in the event Licensor grants to any third party after the date of this Agreement a license or sublicense to use the Licensed Marks anywhere in the world, or sells any of the Licensed Marks, and such license, sublicense or sale is reasonably likely to have a material adverse effect on Licensee's business of selling Licensed Products in the Territory, then Licensor shall obtain on behalf of Licensee the right to manufacture (but not to sell or distribute) Licensed Products in the territory covered by such third-party license, sublicense or sale; provided that (a) Licensor shall have no such obligation with respect to any Licensed Marks in Japan, (b) Licensor shall have no such obligation with respect to any Licensed Marks in any jurisdiction if the laws of such jurisdiction prohibit one person or entity from being the owner of a Licensed Mark or holder of a license to sell or distribute Licensed Product in such jurisdiction and another person or entity from having the right to manufacture Licensed Product in such jurisdiction, and (c) Licensor shall have no obligation to obtain such right to manufacture for Licensee unless Licensee agrees in writing, in form and substance satisfactory to any such other licensee, sublicensee or purchaser not to sell or distribute any merchandise (or portions thereof) bearing the Licensed Mark in such jurisdiction, including, without limitation, the sale or other distribution of any irregular or defective merchandise or any remnants of such merchandise.

2.4. Licensor hereby reserves any and all rights, opportunities, and approvals not expressly granted to the Licensee hereunder.


3.       OWNERSHIP OF THE LICENSED MARKS

3.1. Licensee hereby acknowledges that Licensor is the owner of all right, title and interest in and to the Licensed Marks, and agrees that it will not, during the term of this Agreement or thereafter, challenge Licensor's rights in and to such marks. Licensee further agrees that it will not attack the validity of this Agreement.

3.2. Licensee recognizes the great value of the goodwill associated with the Licensed Marks and acknowledges that the Licensed Marks and all rights therein, and goodwill pertaining thereto, belong exclusively to Licensor. Licensee further acknowledges that all use of the Licensed Marks by Licensee shall inure to the benefit of Licensor.


4.       CONDITIONS TO USE OF THE LICENSED MARKS

4.1. Licensee acknowledges and agrees that the Licensed Products shall be distributed only through the Licensed Channels.

4.2. Licensee shall not sell or distribute the Licensed Products outside the Territory or to any purchaser within the Territory if Licensee knows or has reason to know that such purchaser may sell or distribute such Licensed Products to any person, organization, or address outside the Territory. Notwithstanding the foregoing, Licensee shall be permitted to sell and distribute Licensed Products on board any cruise ship and shall be permitted to ship Licensed Product to such cruise ships in ports located where Licensor has the right to sell such Licensed product pursuant to the terms of this Agreement.

4.3. Licensee shall not adopt or use any trade name or legal name (including a corporate name) that incorporates the word "champion" or that is confusingly similar to the Licensed Marks. Notwithstanding the foregoing, Licensor hereby grants to Licensee a non-exclusive license to use "Champion Custom Products" as a trade name under which Licensee may conduct the business of manufacturing, selling or distributing Licensed Products. When displaying "Champion Custom Products" as a trade name, Licensee may use the stylized "Champion" or "C" logo trademark. No other use of the trade name "Champion Custom Products" is authorized by Licensor.

4.4. Licensee shall not manufacture the Licensed Products outside the Manufacturing Territory nor shall Licensee engage any third-party manufacturer to manufacture the Licensed Products outside the Manufacturing Territory.

4.5. Licensee agrees to use the Licensed Marks only in the form approved by Licensor. All use of the Licensed Marks on the Blank Products and on labels, packaging, in advertising and otherwise must faithfully reproduce the form approved by Licensor in accordance with Sections 5 and 8 hereto. Any approval of the form of use of the Licensed Marks, once given, shall continue until such time as Licensor rescinds such approval in accordance with the terms of Section 5 or 8. In the event Licensee receives written notice that any use of the Licensed Marks is no longer approved, all use of the Licensed Marks to which such notice applies shall immediately cease, except that for up to three (3) months after receipt of such notice Licensee shall have the right to sell and distribute Licensed Products in inventory at the time of such notice that bear the Licensed Marks in such forms that are no longer approved by Licensor. The sell-off period described in this Section is subject to the termination and sell-off provisions set forth in Section 10 of this Agreement.

4.6. Licensee shall comply with all notice and marking requirements of any law or regulation applicable or necessary for the protection of the Licensed Marks, including those which Licensor, in its reasonable discretion, may deem appropriate. Licensee shall not, at any time, do or knowingly permit any third party within its control or with whom Licensee has a contractual relationship to do any act that will, in any way, impair the rights of Licensor in and to the Licensed Marks or which will affect the validity thereof.

4.7. Licensee hereby acknowledges that Licensor is a party to other licensing arrangements with other parties for the manufacture and distribution of merchandise other than the Licensed Products under one or more of the Licensed Marks. Consequently,

         (a) Licensee shall, to the fullest extent possible, avoid any conflicts between or among the definitions of any apparel, accessories or other articles licensed under agreements with other parties, including the Licensed Products hereunder. In the event of a conflict between or among the definitions of apparel or accessories licensed under other agreements and the Licensed Products hereunder, Licensor reserves the right to resolve any such conflict, taking into account the natural channels of distribution of the articles and other apparel, and the protection of any of the Licensed Marks. Licensor's decision in resolving such conflicts shall be final and binding.

         (b) Licensee shall not, directly or indirectly, engage in any conduct that infringes on the legal rights of parties licensed under arrangements with Licensor for products manufactured or sold under one or more of the Licensed Marks, whether in the Territory or other jurisdictions.


4.8. Licensee agrees that its use of the Licensed Marks shall be in a commercially acceptable and responsible manner, and that no use of the Licensed Marks shall reflect adversely upon the good name of Licensor.

4.9. Licensee acknowledges that Licensor continues to manufacture and distribute Blank Products. Licensor shall not sell or knowingly permit any direct customer to sell, within the Licensed Channels, Blank Products embellished with custom college decoration. Notwithstanding the foregoing, Licensee acknowledges that Licensor's ability to restrict the resale of Blank Products is limited, and that the sale or distribution of Blank Products that are later embellished with custom college decoration is not a violation of the exclusivity provision of this Agreement. As such, Licensor will not terminate any agreement it has with customers to whom Licensor sells Blank Products for resale and distribution.

4.10. Nothing contained in this Agreement shall prohibit any Restricted Party (as that term is defined in the hereinafter defined Noncompetition Agreement) from engaging in the activities described in Section 1(ii) of that certain Noncompetition Agreement, of even date herewith (the "Noncompetition Agreement"), between Licensor and GFSI.

5.       APPROVALS AND QUALITY CONTROL

5.1. Licensor shall have the right to exercise quality control over Licensee's use of the Licensed Marks on and in connection with the Licensed Products so as to maintain the validity of the Licensed Marks and to protect the goodwill associated therewith.

5.2. For Licensee's convenience, Licensor shall provide to Licensee product specifications, including color standards, for Collegiate Products included in Licensor's college line of products at the effective date of this Agreement. For each style of Licensed Product proposed to be sold by Licensee and manufactured according to specifications other than those provided by Licensor, Licensee shall provide to Licensor specifications in sufficient detail to enable Licensor to evaluate the proposed Licensed Product. Licensee will not describe, sell, or distribute any Licensed Products unless and until Licensor has provided or approved specifications and designs (hereinafter collectively referred to as "specifications") for each style of Licensed Product; provided, however, that such approval shall not be withheld if such specifications are reasonably comparable to the specifications with which Licensor's suppliers generally are required to comply.

5.3. Prior to the initial distribution of any Licensed Product, Licensee will submit to Licensor representative production samples of each type of Licensed Product to evaluate whether the production samples conform to the previously provided or approved specifications. In addition, at any time during the term of this Agreement, at Licensor's request upon 5 days' prior notice, Licensee will submit to Licensor representative production samples of each type of Licensed Product to evaluate whether the production samples conform to the previously provided or approved specifications. Licensor will have thirty (30) days from receipt of such production samples to notify Licensee in writing that such production samples do not conform to the previously provided or approved specifications. If no written notification is provided by Licensor within those thirty (30) days, Licensor will be deemed to have approved such production samples. If Licensor notifies Licensee in writing within those thirty (30) days that, in its reasonable good faith discretion, the production samples do not conform to the previously provided or approved specifications, Licensee, with the cooperation and assistance of Licensor, will take such steps and make such changes as are necessary to bring the relevant Licensed Product into conformance to the previously provided or approved specifications, and will provide Licensor with production samples for follow-up evaluation. If, after follow-up evaluation, Licensor determines, in its reasonable good faith discretion, that the relevant Licensed Product does not yet conform to the previously provided or approved specifications, Licensor will have ten (10) days from receipt of such production samples to notify Licensee in writing of such continuing non-conformance. If no written notification is provided by Licensor within those ten (10) days, Licensor will be deemed to have approved such follow-up production samples. If Licensor notifies Licensee in writing within those ten (10) days of Licensor's reasonable good faith discretion that such non-conformance persists, Licensee will not, without Licensor's written consent, distribute such non-conforming Licensed Product and may not distribute until such time as Licensor gives Licensee written approval to distribute conforming products.

5.4.              All   specifications   and  production  samples  submitted  by
                  Licensee shall be sent to the following address:

                           Sara Lee Corporation.
                           1000 East Hanes Mill Road
                           Winston-Salem, North Carolina 27105
                           Attention: Larry French

                  or to such other address Licensor may designate in writing to Licensee.

5.5. If during the term of this Agreement, Licensor desires to change the previously provided or approved specifications, the parties will work together to implement such change(s) in a timely fashion.

5.6. Licensee shall use commercially reasonable efforts to ensure that the Licensed Products, and all labels, packaging, or promotional materials therefor, comply in all material respects with all applicable ordinances, laws, and statutes governing the manufacture, packaging, promotion, and sale of such products.

5.7. Licensee shall use commercially reasonable efforts to produce first- quality Blank Products for sale of Licensed Products. Licensee may sell closeouts and irregulars only in the Territory in the Licensed Channels and to TJ Maxx, Ross Stern, Gabriel Brothers, the Sara Lee Champion Outlet Stores, and Gear For Sports Outlet Stores. Closeouts and irregular goods may not be sold in Mass Retailers as defined in this License Agreement. Additional outlets will be considered for approval as requested.

5.8. Licensee shall use commercially reasonable efforts to ensure that purchasers thereof are satisfied with the quality, material, workmanship, and design of the Licensed Products sold by it under the provisions of this Agreement. Licensee will handle all consumer and customer complaints pertaining to the Licensed Products in a commercially reasonable fashion.
                  Licensee will keep a record of all such complaints for each Agreement Year and provide this record to Licensor within sixty (60) days following the conclusion of each Agreement Year. As used herein, "consumers" shall mean only natural persons who purchase one or more of the Licensed Products for personal use or for personal use by family members or as a purchase for gifts and "customers" shall mean store locations to which Licensee sells or distributes Licensed Products.

5.9. Licensee acknowledges that the reputation and success of Licensor and the Licensed Marks are dependent on excellence in levels of customer service. Therefore, Licensee agrees to use commercially reasonable efforts to continuously provide customer service on its business in connection with the Licensed Products at a high level of quality.

5.10. Licensee shall use commercially reasonable efforts to ensure that the consumer is satisfied with the quality, material, workmanship, and design of the Licensed Products.


6.       TERM

                  The Effective Date of this Agreement is July 1, 2001. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as hereinafter provided, shall continue until and including June 30, 2016 (the "Term").


7.       ROYALTY

7.1. Unless otherwise provided herein, Licensee shall pay to Licensor the royalty set forth on Schedule B for each Agreement Year of this Agreement, which royalty shall be calculated on the Net Sales for the relevant period. "Net Sales" shall mean the wholesale price of each Licensed Product sold or otherwise invoiced or transferred by Licensee upon disposal of the Licensed Products in the Territory less any and all taxes, freight and handling charges, credits, refunds, or returns given by Licensee to its customers or applicable royalty payments paid by Licensee to the licensors of custom decoration used in connection with the manufacture and sale of Licensed Products. Also set forth on Schedule B are Licensee's anticipated sales targets for each Agreement Year during the term of this Agreement.

7.2. Royalties shall be payable in quarterly intervals expiring on each 30 September, 31 December, 31 March, and 30 June during the Term. For the purposes of this Agreement, a royalty year ends on 30 June in each year of the Term. Unless otherwise agreed in writing by the parties, Licensee shall within one
                  (1) calendar month after the end of each quarterly royalty period, submit to Licensor a report in writing showing the quantities of the Licensed Products sold, or otherwise invoiced, or transferred by Licensee in the Territory during the preceding quarterly royalty period and the Net Sales in respect thereof and with such statement shall pay to Licensor the amount owing upon such Net Sales, calculated in accordance with Schedule B. If so requested by Licensor, Licensee shall produce to Licensor evidence of any of the deductions claimed against the wholesale price of Licensed Products invoiced. The first such report shall include the period between the Effective Date and the end of the subsequent quarterly royalty period. The last report shall include the period from the end of the previous quarter to the date of termination of this Agreement. All royalty payments shall be made in U.S. Dollars.

7.3. In the event the aggregate royalties actually paid during an Agreement Year are more than the amount actually due for such fiscal year, the difference shall be credited against the next payment due from Licensee Licensor.

7.4. Should the payment of any royalty or other moneys due and payable by Licensee to Licensor not be received by Licensor within five (5) days after the due date for payment thereof, as set forth in Section 7.2, after the appropriate remittance instructions have been provided by Licensor and received by Licensee, Licensee shall, in addition to such payment, pay to Licensor interest on such outstanding payment amount at a rate equal one and one half percent (1 1/2%) per month or any lesser maximum interest rate permitted by law until payment in full of all such moneys as may be outstanding as aforesaid has been received by Licensor.

7.5. All royalty payments, interest, and any other payments shall be sent to such address or account as Licensor may from time to time specify during the term of this Agreement.

8.       MARKETING, ADVERTISING, PROMOTION, AND PACKAGING

8.1. Licensor shall have the right to approve packaging, labels and consumer and trade advertising materials ("Promotional Materials") prior to its use in connection with the Licensed Products. Consumer and trade advertising materials shall include without limitation all sales and marketing materials, advertising, point of sale signage, and any other display or promotional materials exposed to the consumer or retail customer incorporating the Licensed Marks or referencing the relationship between Licensor and Licensee. Licensor shall have the right to approve matters related to how the Licensed Products are positioned and sold to the consumer. Licensee agrees to submit samples of all such Promotional Materials to Licensor for review and approval prior to its intended release to the public. Licensor shall have fifteen (15) days from receipt of such samples to provide Licensee with written approval or reasonable good faith disapproval thereof. If no written approval or disapproval is provided by Licensor within those fifteen (15) days, Licensor will be deemed to have approved such Promotional Materials. If such Promotional Materials are disapproved by Licensor, Licensee may resubmit such Promotional Materials for follow-up evaluation after necessary changes have been made by Licensee. Licensee shall not release such Promotional Materials to the public other than in accordance with this Section 8.1.

8.2. When Licensee uses the Licensed Marks on Promotional Materials, Licensee shall include a conspicuous statement on all such packaging and labels as follows: "CHAMPION and "C" Logo are trademarks owned by Sara Lee Corporation." Unless approved pursuant to Section 8.1, packaging and labels for the Licensed Products shall not bear any of Licensee's trademarks.

8.3. Licensee and Licensor shall work together to facilitate cross-selling and cross-promotional activity. To that end, from time to time and when Licensor deems reasonable, Licensor will permit Licensee to participate in Licensed Products line development reviews, sales meetings, and marketing meetings. Likewise, from time to time and when Licensee deems reasonable, Licensee will permit Licensor to participate in Licensed Products line development reviews, sales meetings, and marketing meetings. Licensee and Licensor may, when appropriate, share design, sourcing arrangements and marketing and promotional information prepared in relation to the Licensed Marks, PROVIDED HOWEVER, that neither Licensor nor Licensee shall be under any obligation to prepare any such information specifically for the other party or in relation to the Territory.

8.4. Licensor shall provide its account listings active on the Effective Date of this Agreement for Collegiate Products, historical sales by each such account, the names of sales representatives for each such account and Blank Product classifications purchased by each such customer during each fiscal year (July 1st through June 30th) beginning in 1999 and continuing to 2001.

8.5. Licensor shall permit Licensee, at Licensee's cost, to place a link on the Champion website administered by Licensor for use in connection with the promotion, sale and distribution of Licensed Products. Licensor reserves the right to disapprove any such website operated by Licensee in connection with the Licensed Products and Licensor, in its sole discretion, shall determine the placement and appearance of the website link on Licensor's web page.

8.6.              All   packaging,   labels,   and  consumer  and  trade
                  advertising materials submitted hereunder shall be sent to the following address:

                           Sara Lee Corporation
                           1000 East Hanes Mill Road
                           Winston-Salem, North Carolina 27105
                           Attention: Larry French

                  or to such other address as Licensor may designate in writing to Licensee.

8.7. Any and all trademarks, copyrights or other intellectual property rights (excluding any and all decoration licensed to Licensee by third-parties and used in connection with the manufacture and sale of Licensed Products), including without limitation sub-brand names, which are now or may in the future be used on labels, packaging, or Promotional Materials for the Licensed Products, shall be the exclusive property of Licensor. To the extent any rights in and to any such trademarks, copyrights or other intellectual property rights are deemed to accrue to Licensee, Licensee hereby assigns to Licensor any and all such rights, at such time as they may be deemed to accrue.

9.       BOOKS AND RECORDS

9.1. Licensee shall keep and maintain at its regular place of business, or at such off-site documents storage facility as Licensee shall use from time to time for the retention of its business records generally, complete and accurate records and accounts in accordance with Generally Accepted Accounting Principles showing the business transacted in connection with the Licensed Products manufactured and sold pursuant to this Agreement, including without limitation, records and accounts relating to sales, or other disposition or transfer of Licensed Products and shipments and orders for Licensed Products for at least two (2) years following the creation of the record or account.

9.2. Licensor, or its duly authorized agents or representatives, shall have access to and the right to examine/audit all records and accounts that Licensee is required to maintain pursuant to this Section 9 at Licensee's premises, or at such off-site documents storage facility as Licensee shall use from time to time for the retention of its business records generally; provided, however, that Licensor shall not have the right to conduct an audit more often than once per year. Notwithstanding the foregoing, if an audit preformed during the Term of the Agreement reveals a material discrepancy, (i) Licensor shall have the right to audit more than once per year, and (ii) at any time and from time to time during the 12 month period thereafter, if so requested by Licensor, Licensee shall provide to Licensor a certificate by its auditors certifying the amount of the Net Sales of all Licensed Products sold, or otherwise invoiced or transferred in the Territory by Licensee and the amount of royalty payable hereunder. Audits, if any, may be preformed during the first six (6) months after each Agreement Year, except additional audits, if any, required after discovering a material discrepancy may be performed at any time during an Agreement Year. Any such examination will be at Licensor's expense and will be conducted during Licensee's normal business hours upon reasonable prior written notice, which shall be no less than five (5) business days. If such audit discloses that Licensee underpaid royalties for any given year, Licensee shall forthwith and upon written demand pay Licensor the amount owed, together with interest thereon, at the lower of (a) one and one-half percent (1 1/2%) per month or (b) the maximum interest rate permitted by law, calculated from the due date of such royalties. Further, should an audit disclose that Licensee underpaid royalties by a margin exceeding three percent (3%) in any given year, Licensee shall pay for all reasonable costs relating to the audit.

9.3. Licensor shall keep confidential all information obtained in the course of its examination of records under this Section 9 in accordance with Section 18 hereof.

10.      TERMINATION

10.1.    Licensor shall have the right to terminate this Agreement if:

(a) Licensee does not cure any failure to make timely payment of any royalty due under the terms of this Agreement within thirty (30) days after receiving written notice from Licensor;

(b) Licensee commits or permits the occurrence of a material or substantial breach of any of its obligations under this Agreement and fails to cure said breach or default within thirty (30) days after receiving written notice from Licensor;

(c) Licensee violates any applicable laws of any government pertaining or relating specifically to the manufacture, marketing, and/or sale of the Licensed Products, which violations Licensor reasonably and in good faith believes are significantly damaging to the goodwill associated with the Licensed Marks, and fails to cure such violation(s) within thirty (30) days after receiving a reasonably detailed written notice thereof from Licensor;

(d) Licensee's customer service or lack thereof, the quality of any of the Licensed Products or lack thereof, or any act on the part of Licensee results in a volume of trade or consumer complaints which Licensor, in its good faith judgment, reasonably believes are having a materially adverse effect on Licensor's reputation and/or account relationships or consumer relationships and/or good will, and Licensee fails to improve such customer service or cure such acts to the satisfaction of Licensor within a commercially reasonable time after receiving a detailed written notice thereof from Licensor;

(e) Licensee becomes insolvent, or if a receiver is appointed for its property and business, or if it liquidates its business in any manner whatsoever;

(f)      Licensee  fails  to  achieve  the  Anticipated   Sales  Target
         established for any Agreement Year during the first four (4) years of the Term;

(g)      Licensee  makes any  transfer or  assignment  in  violation of
         Section 15 hereof; or

(h) Licensee, commencing in Agreement Year five (5), fails during any two (2) consecutive Agreement Years to achieve the Anticipated Sales Target established for said Agreement Years.

10.2.    Licensee shall have the right to terminate this Agreement, if:

(a)      Licensor   should  fail  to  perform   any  of  its   material
         obligations hereunder and such breach is not cured within thirty (30) days after written notice from Licensee, or;

(b) During any two (2) consecutive Agreement Years commencing in Agreement Year five (5), Licensor, in connection with its Business, fails to achieve aggregate annual net sales of Blank Products as defined in this Section 1.2(a), socks and underwear greater than one hundred million Dollars ($100,000,000) within the Territory. For the purpose of this Agreement, "Business" shall mean the business of marketing, distributing, and selling Blank Products. For the purpose of this Section 10 of the Agreement, "Blank Product" shall have the meaning set forth in Section 1.2(a) and shall not include any other products; or

(c) Licensor sells Blank Products to Mass Retailers during the Term. In the event that Licensee elects to terminate this Agreement in accordance with this provision at any time prior to the second anniversary of the Effective Date, then Licensor shall pay to Licensee the amount set forth below which corresponds to the date upon which the Champion License Agreement so terminates:

------------------------------------------------------------ -------------------------------
         Effective  Date  up to and  including  six  months           $2,250,000
         following the Effective Date
------------------------------------------------------------ -------------------------------

         Six months  following the Effective Date up to and           $1,500,000
         including 12 months following the Effective Date
------------------------------------------------------------ -------------------------------

         12 months  following the  Effective  Date up to 18           $1,000,000
         months following the Effective Date
------------------------------------------------------------ -------------------------------

         18 months  following the Effective  Date up to and           $500,000
         including 24 months following the Effective Date
------------------------------------------------------------ -------------------------------


10.3. Upon expiration or termination of this Agreement, Licensee shall have no further right to, and shall not, manufacture, advertise, distribute, sell or otherwise dispose of or accept orders or reorders for any Licensed Products except as hereinafter provided.

               (a) Unless otherwise approved by Licensor in writing, upon termination of this Agreement pursuant to Subsections 10.1(d), (f), (h) or 10.2 and after expiration of this Agreement, Licensee may, in a manner otherwise consistent with this Agreement, dispose of the Licensed Products from inventory on hand to meet existing orders on a non-exclusive basis, for a period of ninety (90) days thereafter, provided that all payments then due are first made to Licensor and statements and payments with respect to that ninety (90) day period are thereafter made in accordance with Section 7. A final statement and payment in accordance with the then applicable royalty rate shall be made within thirty (30) days after the end of the sell-off period provided for in this paragraph.

                (b) Upon  expiration  of  the  ninety (90) day  sell-off  period provided for above or in the event Licensor terminates this Agreement pursuant to Subsections 10.1(a), (b), (c), (e), or
                    (g), the right of Licensee to use the Licensed Marks or any other designation, name, label, Promotional Materials, or copyright belonging to Licensor shall immediately cease. All labels, advertising Promotional Materials, forms, stationery and printed or other matter in Licensee's possession, or owned by Licensee, bearing the Licensed Marks, designations, names, labels and the like shall immediately be destroyed, except as may be necessary in connection with Licensee's rights under the last sentence of this paragraph, and Licensee shall immediately thereafter deliver to Licensor an affidavit signed by an officer of Licensee confirming such destruction. Upon the expiration of the ninety (90) day period described above, the Licensed Marks and all such designations, labels, or names which may have been attached to or made a part of any products or goods in process, shall be removed before the merchandise is sold, except where they may have been attached to finished Licensed Products which are sold to Licensor as provided in Section 10.4.

10.4. Upon termination of the right by Licensee to use the Licensed Marks as provided in Subsection 10.3(b), Licensor shall have the option, but not the obligation, to purchase from Licensee some or all of the stock of Licensed Products, and all advertising and promotional materials relating thereto, which are in Licensee's possession or under Licensee's control on the date of expiration or termination. Licensee shall provide Licensor, within fifteen (15) days of such termination or expiration, with a written inventory of its unsold stock of Licensed Products, which inventory shall indicate the quantities (by size) of each style or type of Licensed Product, and of its Promotional Materials relating thereto, and shall further indicate what proportion thereof are in first-quality, salable or usable condition. Stock which is purchased by Licensor and is in first-quality, salable or usable condition shall be purchased at a price equal to the cost for such stock, as reflected on the books and records of Licensee, and stock which is not in first-quality, salable or usable condition shall, if purchased, be purchased at a price to be agreed upon in good faith by Licensee and Licensor. Licensee will cooperate with Licensor in arranging for the delivery of stock purchased by Licensor. Such delivery shall be f.o.b. the location of such stock and the costs thereof shall be borne solely by Licensor.

10.5. Following expiration or termination of this Agreement for any reason whatsoever, Licensee agrees not to resume use of the Licensed Marks, or adopt any imitation thereof, or use any confusingly similar trade name, trademark, service mark, symbol or emblem which resembles or simulates the Licensed Marks or any feature thereof.

11.      REPRESENTATIONS AND WARRANTIES AND COVENANTS

11.1.    Licensor represents and warrants that:

                    (a) Licensor has full corporate power and authority to enter into this Agreement and perform its obligations hereunder, and Licensor's entering into this Agreement and performance of its obligations hereunder have been duly authorized, and no other proceedings on the part of Licensor are necessary to authorize such execution, delivery and performance and shall not violate any agreement or other instrument to which Licensor is a party or by which it may be bound;


                    (b) Licensor owns the Licensed Marks listed on Schedule A, free and clear of any lien, license, or other restriction that prohibits or restricts Licensor's ability to grant the rights set forth in this Agreement. Except as otherwise made known to Licensee or GFSI, to the best of Licensor's knowledge, in the past two years, the Licensed Marks, used as contemplated by this Agreement, were not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the best of the Licensor's knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of any Licensed Mark used as contemplated by this Agreement.


                    (c) To the knowledge of Licensor, no third party has successfully interfered with, infringed upon, misappropriated, or otherwise come into conflict with any rights of the Licensor in and to the Licensed Marks used as contemplated by the Agreement.

11.2.    Licensee represents and warrants that:

                    (a) Licensee has full corporate power and authority to enter into this Agreement and perform its obligations hereunder, and Licensee's entering into this Agreement and performance of its obligations hereunder have been duly authorized, and no other proceedings on the part of Licensee are necessary to authorize such execution, delivery and performance and shall not violate any agreement or other instrument to which Licensee is a party or by which it may be bound;

                    (b) To the best of Licensee's knowledge, no use by Licensee or its third-party manufacturers of designs, devices, inventions, or patents in connection with the Licensed Products will infringe or otherwise interfere with the trademark, patent, copyright, or other proprietary rights of any third party;

                    (c)  All Licensed Products sold by Licensee pursuant to this
                         Agreement: (i) shall meet or exceed the quality, materials, and specifications of samples provided or approved by Licensor, (ii) shall be in compliance with, conform to, and satisfy all applicable federal, state, municipal, and other governmental body laws, rules, regulations, and ordinances, (iii) will be safe in all material respects for the general public and will contain no material defect or toxic or hazardous substance, (iv) are not and will not be injurious to person or property when used or foreseeably misused, and (v) will be tested for flammability pursuant to Commercial Standard 191-53 prior to the sale thereof, and have been determined to be Class 1 products that possess only normal flammability characteristics;

                    (d) Licensee shall provide Licensor copies of all flammability testing of all items of Licensed Products and a copy of a Continuing Guaranty under the Flammable Fabrics Act within thirty (30) days of each such flammability test; and

                    (e) Licensee shall perform its own due diligence review of any labeling instructions, specifications, standards or other information provided to Licensee by Licensor and Licensee is not relieved of any responsibility whatsoever because of any such labeling instructions, specifications, or other information provided by Licensor.

         11.3. Licensor covenants that, at no time during the Term will Licensor sell any Collegiate Products that consist of close-outs, irregulars, slow moving and/or discontinued styles in or to any college bookstore.

12.      JOINT AND SEVERAL LIABILITY

12.1. The obligations of Licensee contained in this agreement shall be the joint and several obligations of Licensee and GFSI.

13.      TRADEMARK ENFORCEMENT

13.1. Licensee agrees to promptly notify Licensor of any unauthorized use of the Licensed Marks by third parties, as soon as it comes to Licensee's attention. Licensor shall have the sole right and discretion to bring infringement actions involving the Licensed Marks, and any award received by Licensor in any such actions shall belong solely to Licensor.

13.2 Licensor and Licensee shall indemnify each other as provided in Exhibit A.

14.           INSURANCE

14.1. Licensee shall obtain and maintain, at its own cost and expense, Commercial General Liability insurance and Umbrella liability insurance written on an occurrence basis with the following coverage and limits:

                           Coverage                           Limits

                  General Aggregate Limit                     $2,000,000.00

                  Products/Completed
                  Operations Aggregate Limit                  $2,000,000.00

                  Personal and Advertising
                  Injury - Per Injury                         $1,000,000.00

14.2. Licensor shall be named as an additional insured on the Commercial General Liability policy. Licensee shall provide Licensor with a certificate of insurance evidencing all of the required coverage. The certificate shall also provide evidence that the policy has been amended to afford at least thirty
                  (30) days advance written notice to Licensor of cancellation, nonrenewal or material change of any of the required coverage.

15.      ASSIGNMENT OR SUBLICENSE BY LICENSEE

15.1             This  Agreement  and  all  of  Licensee's  rights  and  duties hereunder are personal to Licensee and shall not, without the prior written consent of Licensor, be transferred, assigned, sublicensed or otherwise encumbered by Licensee (including as a result of a change of control) or by operation of law; provided, however, that Acquisition may transfer or assign its rights and duties under this Agreement to GFSI or a wholly owned subsidiary of GFSI who shall thereupon be deemed the Licensee hereunder; and further provided that Licensee may transfer or assign this License pursuant to a transaction (regardless of form), (a) in which all or substantially all of the assets of Licensee, GFSI, their Subsidiaries and any other affiliate of Licensee engaged in the Business are sold, or (b) in which a change of control of Licensee occurs, so long as, in either such case, such transferee or assignee (i) is not a Competitor of Licensor, (ii) will not impair or adversely affect the reputation and good will associated with the Licensed Marks, and (iii) will be able to operate the Business in a manner no less favorable, considering its financial, management and other relevant capabilities and resources, as Licensee, in each case, as determined by Licensor in good faith. Notwithstanding the foregoing, the parties agree (A) that no transfer, assignment, encumbrance or sublicense of this License or any of Licensee's rights and duties hereunder shall relieve Acquisition, CCP or GFSI of its obligations hereunder which shall be joint and several with any transferee or assignee and (B) that if, following the transfer of all of the activewear business owned or operated by Sara Lee Corporation and its affiliates, the "Licensor" hereunder shall be an entity other than Sara Lee Corporation or an affiliate thereof, the restriction imposed by sub-section (i) of this
                  Section 15.1 shall be of no further force or effect. The term "Subsidiary" means any entity of which GFSI or Licensee directly or indirectly owns shares of capital stock, membership interests or other interests having in the aggregate more than 50% of the total combined voting power of such entity or the power to direct management or policy. The term "Business" shall mean the business acquired by GFSI pursuant to that certain Stock Purchase Agreement, dated April 20, 2001, to which GFSI and Sara Lee Corporation, among others, are parties. The term "Competitor" means, at any time, any entity that competes, directly or indirectly, with any apparel business that is then owned or operated by Licensor or any of its affiliates.

16.      APPROVED FACILITIES

16.1. Licensor is committed to having its products produced in manufacturing facilities that operate under responsible, safe and humane conditions. To that end, Licensee agrees that Licensee shall be entitled to manufacture the Licensed Products in only those manufacturing facilities (third-party or owned) for which Licensee has obtained Licensor's prior written approval (and which approval has not been subsequently revoked by Licensor). Licensee shall submit to Licensor a request for approval to utilize a manufacturing facility (third-party or owned) in the form attached hereto as Schedule C which approval may be withheld, conditioned or revoked in Licensor's sole discretion. Licensor shall grant written approval in a form consistent with Schedule D. In no event shall such approval be unreasonably withheld or delayed. In the event that Licensee uses a third party to manufacture the Licensed Products, Licensee shall nevertheless remain primarily obligated under all of the provisions of this
                  Agreement. Licensee shall inform Licensor in writing if an approved facility is sold and must receive Licensor's written approval of the new entity before production may resume. The word "sold" as used in the preceding sentence includes a change of controlling interest. In the event Licensee manufactures Licensed Products in a facility that has not been approved or in a facility in which approval has been revoked, Licensee shall remove all Licensed Marks, including tags and other means of identifying Licensor or the Licensed Marks, from the Licensed Products manufactured at such facilities and take such other measures as Licensor in its sole discretion deem necessary to protect the Licensed Marks and Licensor.

17.      SARA LEE STANDARDS

17.1. Licensee has received a copy of Sara Lee Corporation's Global Business Standards and Supplier Selection Guidelines in the form attached hereto as Schedule E (the "Guidelines"), and shall provide the Guidelines to any and all vendors or manufacturers appointed under this Agreement. Licensor shall provide Licensee with a sufficient number of copies of the Guidelines at no cost to Licensee in the local language(s) of the management and employees producing the product. Licensee shall cause the Guidelines to be posted at all times in all facilities where Licensed Products are manufactured. Licensee hereby represents, warrants and covenants that (i) it has reviewed and understands the Guidelines and has or will verify that any third party which manufactures Licensed Products has reviewed and understands the Guidelines and (ii) it, and, to Licensee's knowledge, any third party which manufactures Licensed Products for Licensee is presently in compliance and will remain in compliance with all terms and provisions of the Guidelines for the Term of this Agreement. Licensee agrees to advise Licensor promptly in writing of any violations of the provisions of this Agreement by any such facility and of the corrective actions taken by Licensee and the results thereof.

18.      AUDITS

18.1. Licensee shall immediately, at its own expense, have each facility (third-party and owned) it uses to produce Licensed Products independently audited by a firm approved by Licensor, for compliance with these or such similar Guidelines (including, without limitation, applicable Worldwide Responsible Apparel Production "WRAP" guidelines) as Sara Lee Corporation may require from time to time. Audits to ensure continuing compliance to the Guidelines shall be conducted at least annually. Licensee shall provide Licensor with a copy of the audit report. If, in Licensor's discretion, the audit indicates the need for improvement or change, such changes must be made within ninety (90) days of notice of such need for improvement or change. Notwithstanding the foregoing, improvements or changes must be made within thirty (30) days if such improvement or change relates to matters involving child labor, involuntary labor, physical or psychological abuse, degradation of the environment, or otherwise impacts the health and safety of employees at the facility or the safety of the products manufactured in the facility. If the improvement or change is not made during the time set forth in this Agreement, the approval of such facility may be terminated and Licensor shall have the right to require
                  Licensee to immediately cease production of the Licensed Products at such facilities.

19.      LICENSOR INSPECTION RIGHTS

19.1. Licensor retains the right, with or without prior notice, at Licensor's expense, to conduct or procure its own or independent third-party inspection and audit of Licensee and any third-party manufacturer which manufactures Licensed Products for compliance with the Guidelines or such similar guidelines as Licensor may establish from time to time; provided, however, that the scope of any such inspection shall be restricted to those aspects of the Licensee's or such third party's business that relates to the Licensed Products.

19.2. Licensor encourages Licensee and all of Licensee's manufacturers and subcontractors to voluntarily participate in the Worldwide Responsible Apparel Production (WRAP) factory certification program. If Licensee and all facilities producing Licensor's products become WRAP certified (and remain certified periodically), Licensee shall provide proof of such certification to Licensor as required, and shall be exempt from the provisions of Section 18 above. Effective July 1, 2003 every, Licensee will be required to produce product for Licensor in WRAP-certified factories.

20.      CONFIDENTIALITY

20.1. The terms of this Agreement and all merchandising know-how, specifications, plans, patterns, outlines, designs, creations, and other data and information of any kind obtained by Licensee from Licensor or developed by Licensee or any third party for use in connection with this Agreement shall be kept confidential and shall not be disclosed or used for the benefit of Licensee or any third party except in accordance with the terms of this Agreement. Such confidential information shall be revealed to employees of Licensee only to the extent reasonably necessary to enable Licensee to exercise the full rights granted hereunder, and Licensee agrees to bind its officers and key employees, including but not limited to those employees to whom such confidential information is revealed.

21.      NOTICES

                  All notices required hereunder shall be in writing and dispatched by overnight courier addressed as follows:

                  If to Licensor:  Sara Lee Corporation
                                   1000 East Hanes Mill Road
                                   Winston-Salem, North Carolina 27105
                                   Attention: Larry French


                  With copy to:    Sara Lee Corporation
                                   Law Department
                                   1000 East Hanes Mill Road
                                   Winston-Salem, North Carolina 27105
                                   Attention:  Chief Counsel - Intellectual
                                                               Property

                  If to Licensee:  CC Products, Inc.
                                   c/o GFSI, Inc.
                                   9700 Commerce Parkway
                                   Lenexa, Kansas  66219
                                   Attention: Craig Peterson

         All such notices shall be effective upon receipt.

22.      RELATIONSHIP OF THE PARTIES

         22.1 This Agreement does not constitute either party the agent of the other, or create a partnership, employment, agency, joint venture or similar relationship between the parties, and neither party shall have the power to obligate or bind the other party in any manner whatsoever. The parties agree not to contend to the contrary or to attempt to enforce any contrary intention in any court. In addition, neither party shall represent to third parties that it is an agent or partner of or joint venturer with the other.

23.      FORCE MAJEURE

         23.1 In the event an act of government, war conditions, fire, flood, or other act of God prevents either party from performing in accordance with the provisions of this Agreement, such non-performance shall be excused and shall not be considered a breach or default for so long as the said conditions prevail. However, at any time after a six (6) month period of such non-performance, either party may terminate this Agreement on thirty (30) days' written notice thereof.

24.      MISCELLANEOUS

24.1 In the event that either party shall, at any time, waive any of its rights under this Agreement, or the performance by the other party of any of its obligations hereunder, such waiver shall not be construed as a continuing waiver of the same rights or obligations or a waiver of any other rights or obligations.

24.2 Licensee agrees that all press releases and other public announcements related in any way to this Agreement, or to Licensee's or Licensor's operations hereunder, shall be subject to approval by Licensor, which approval shall not be unreasonably withheld, and that each request for a statement, release or other inquiry shall be sent in writing to the advertising/publicity director of Licensor for response.

24.3 This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and no modifications, amendments or revisions hereto shall be of any force or effect unless the same are in writing and executed by the parties hereto. All schedules attached hereto shall be part of this Agreement.

24.4 Any provisions of this Agreement which are, or shall be determined to be, invalid shall be ineffective, but such invalidity shall not affect the remaining provisions hereof. The titles to the sections herein are for convenience only and shall have no substantive effect.

24.5 This Agreement is binding upon the parties hereto, any parent, subsidiary and affiliated companies of the parties and any of their successors and assigns.

24.6 Licensee shall be responsible for compliance with the requirements of all local laws in the countries where it manufactures, markets, distributes or sells the Licensed Products, except for any obligations with respect to the effectiveness, the maintenance of the Licensed Trademarks or similar obligations where required under applicable trademark law. It is understood that Licensor is responsible for the costs and fees for, or incidental to, obtaining trademark registrations.

24.7 This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois, applicable to contracts made and to be wholly performed therein without regard to its conflicts of law rules, and the federal laws of the United States of America.

24.8 For the convenience of the parties, any number of counterparts of this Agreement may be executed. Each such counterpart shall be deemed to be an original instrument and all of them together shall constitute one and the same instrument.

24.9 Notwithstanding any other provisions hereof, the terms and conditions of this Agreement shall survive any expiration or termination hereof to the extent necessary to carry out the intent of the parties.

         IN WITNESS WHEREOF, Licensor has caused this instrument to be executed in its name by a proper officer and Licensee has caused this instrument to be executed by a proper officer as of the date written below.



SARA LEE CORPORATION                                 CC PRODUCTS, INC.


Name: /S/ Richard Oberdorf                           Name:  /s/ Larry Graveel
      --------------------                                  ------------------

Title: Vice President                                Title: President
      --------------------                                  ------------------

Date:  June 25, 2001                                 Date:  June 25, 2001
      --------------------                                  ------------------



CCP ACQUISITION, INC.

Name: /s/ Christian McGrath
      ----------------------

Title:   Vice President
      ----------------------

Date:    June 25, 2001
      ----------------------

GFSI, INC.

Name: /s/ Larry Graveel
      ----------------------

Title:   President, COO
      ----------------------

Date:    June 25, 2001
      ----------------------

                                   SCHEDULE A

                                LICENSED MARKS(1)


  CHAMPION & C Logo in Class 25 - US



Trademark                       Status                       Registration
---------                       ------                       ------------

C LOGO                          Registered                     1827538

C LOGO                          Registered                     1463681

C LOGO                          Registered                     2049566

C LOGO                          Registered                     1566064

C LOGO                          Renewal Pending                1127251

CHAMPION                        Registered                     2319994

CHAMPION LOGO                   Registered                     1860938

CHAMPION LOGO                   Registered                     1323337

CHAMPION LOGO                   Registered                     1819014

CHAMPION LOGO                   Registered                     1828930

CHAMPION LOGO                   Registered                     1756925

CHAMPION LOGO                   Registered                     1915092

CHAMPION LOGO                   Registered                     2004276

CHAMPION LOGO                   Registered                     1775283

CHAMPION                        Registered                     274178


(1) The Licensed Marks are registered for good in addition to Licensed Products. Licensee shall only use Licensed Marks on Licensed Products as defined in this Agreement.

                                                      SCHEDULE B

                                 Royalty Payment Guide for Champion License Agreement


   License              Agreement Year                Royalty Rate                       Anticipated
    Year                                             % of Net Sales                         Sales
                                                                                           Target*
---------------------------------------------------------------------------------------------------------------------
      1             July 1, 01-June 30, 02                 0                             $20,000,000
---------------------------------------------------------------------------------------------------------------------
      2             July 1, 02-June 30, 03                 0                             $25,000,000
---------------------------------------------------------------------------------------------------------------------
      3             July 1, 03-June 30, 04                 3                             $33,000,000
---------------------------------------------------------------------------------------------------------------------
      4             July 1, 04-June 30, 05                 4                             $35,000,000
---------------------------------------------------------------------------------------------------------------------
      5             July 1, 05-June 30, 06                 5                             $40,000,000
---------------------------------------------------------------------------------------------------------------------
      6             July 1, 06-June 30, 07                 6                             $46,000,000
---------------------------------------------------------------------------------------------------------------------
      7             July 1, 07-June 30, 08                 6                             $46,000,000
---------------------------------------------------------------------------------------------------------------------
      8             July 1, 08-June 30, 09                 6                             $46,000,000
---------------------------------------------------------------------------------------------------------------------
      9             July 1, 09-June 30, 10                 6                             $46,000,000
---------------------------------------------------------------------------------------------------------------------
     10             July 1, 10-June 30, 11                 6                             $46,000,000
---------------------------------------------------------------------------------------------------------------------
     11             July 1, 11-June 30, 12                 6                             $46,000,000
---------------------------------------------------------------------------------------------------------------------
     12             July 1, 12-June 30, 13                 6                             $46,000,000
---------------------------------------------------------------------------------------------------------------------
     13             July 1, 13-June 30, 14                 6                             $46,000,000
---------------------------------------------------------------------------------------------------------------------
     14             July 1, 14-June 30, 15                 6                             $46,000,000
---------------------------------------------------------------------------------------------------------------------
     15             July 1, 15-June 30, 16                 6                             $46,000,000
---------------------------------------------------------------------------------------------------------------------


* These sales targets are subject to the termination provisions described in this Agreement.

Licensee has established Anticipated Sales Targets for each Agreement Year during the term of this Agreement as defined herein. Licensee agrees to pay royalties to Licensor in accordance with the following provisions.

a)   Agreement Years One (1) and (2): No royalties are payable.

b)   Agreement  Years Three (3) and (4): In  Agreement  Years three (3) and four
     (4), Licensee agrees to pay $1,000,000 (the "Guaranteed Minimum Royalty") to Licensor. If, however, the actual royalty (i.e. Net Sales times royalty rate) is greater than the Guaranteed Minimum Royalty, Licensee shall pay the actual royalty to Licensor.

c) Agreement Years Five (5) through Fifteen (15): Commencing in Agreement Year five (5), Licensee shall pay the actual royalty (i.e. Net Sales times royalty rate).

                                   Schedule C
                REQUEST FOR APPROVAL OF MANUFACTURING FACILITIES



Licensee: CC Products, Inc. and CCP ACQUISITION, Inc.

Name of Manufacturer:

Name of Manufacturing Facility:

Location of Manufacturing Facility(ies):

Name of Third-Party Audit Firm:

Date Compliance Audit Completed:

Results of Audit:

Licensed Products:


                                      CC PRODUCTS, INC.
                                      By:      ____________________

                                      Name:    ____________________

                                      Title:   ____________________

                                      Date:    ____________________


                                      CCP ACQUISITION, INC.

                                      By:      ____________________

                                      Name:    ____________________

                                      Title:   ____________________

                                      Date:    ____________________

                                   Schedule D

                      APPROVAL OF MANUFACTURING FACILITIES

Licensee: CC Products, Inc. and CCP ACQUISITION, Inc.
Name of Manufacturer:

Name of Manufacturing Facility:

Location of Manufacturing Facility(ies):

Licensed Products:

         Subject to the terms and provisions set forth in the License Agreement dated July 1, 2001, between Sara Lee Corporation ("Licensor"), CC Products, Inc. and CCP ACQUISITION, Inc. ("Licensee"), Licensor hereby consents to the manufacture of the Licensed Products by the manufacturer at the manufacturing facility mentioned above upon the following, if any, conditions:

                                      Sara Lee Corporation

                                      By:
                                      Name:
                                      Title:
                                      Date:

         Licensee   warrants  and  covenants  that  the   above-named   facility
currently, and during the time the facility manufactures Licensed Products, adheres to Sara Lee Supplier Selection Guidelines.

                                      CC PRODUCTS, INC.

                                      By:
                                      Name:
                                      Title:
                                      Date:

                                      CCP ACQUISITION, INC.

                                      By:
                                      Name:
                                      Title:
                                      Date:

                                   Schedule E

Sara  Lee  Corporation's   Global  Business  Standards  and  Supplier  Selection
Guidelines

                                    Exhibit A

                                 Indemnification

     1. Licensor's Indemnification. Subject to the further provisions of this Exhibit A, Licensor shall indemnify, defend and hold harmless Licensor and its affiliates and their respective directors, officers, employees, affiliates, advisors, representatives, agents, successors and assigns (collectively, "Licensee Indemnified Parties"), against and in respect of any losses, damages or expenses (including interest, penalties, court costs, settlement costs, costs of investigation and reasonable attorneys' fees) (collectively, "Losses") that any of such parties shall incur or suffer, to the extent arising or resulting from, or relating to, directly or indirectly in any way whatsoever, (a) subject to the provisions of Section 8.6 of the Stock Purchase Agreement, dated April 20, 2001, among Licensor, Licensee and GFSI (the "Purchase Agreement"), any inaccuracy or breach of any representation or warranty made by Licensor in this Agreement, (b) the failure of Licensor to comply with any of its covenants or other obligations set forth in this Agreement, (c) trademark infringement arising out of approved use of the Licensed Marks by Licensee in the Territory in accordance with the terms of this Agreement, or (d) any claim relating to the foregoing.

     2. Licensee's Indemnification. Subject to the further provisions of this Exhibit A, Licensee shall indemnify, defend and hold harmless Licensor and its affiliates and their respective directors, officers, employees, affiliates, advisors, representatives, agents, successors and assigns (collectively, "Licensor Indemnified Parties") against and in respect of any and all Losses that any such parties shall incur or suffer, to the extent arising or resulting from, or relating to, directly or indirectly in any way whatsoever any of the following: (a) any inaccuracy or breach of any representation or warranty made by Licensee in this Agreement, (b) the failure of Licensee or GFSI to comply with any of their covenants or other obligations set forth in this Agreement,
(c) the manufacture, packaging, sale, marketing or distribution of the Licensed Products by Licensee and its third-party manufacturers and the officers, directors, employees, and agents of each of the foregoing, or which may be occasioned by Licensee's breach of the warranties, representations, or covenants contained in this Agreement, and (d) any claim relating to the foregoing; provided, however, that no indemnification shall be provided with respect to the portion of such Losses that any of such Licensor Indemnified Parties shall incur or suffer to the extent arising or resulting from (1) a determination that Licensee's use of the Licensed Marks in accordance with the terms of this Agreement infringes prior trademark rights of a third party, and (2) any manufacturing, packaging or other error or defect in connection with any Licensed Product that is supplied to Licensee by Licensor.

    3.   Indemnification Procedures for Third Party Claims.
         -------------------------------------------------

          (a) In the event that a third party files a lawsuit, enforcement action or other proceeding against a party entitled to indemnification under this Exhibit A (an "Indemnified Party") or the Indemnified Party receives notice of, or becomes aware of a condition or event which otherwise entitles such party to the benefit of any indemnity hereunder in connection with Losses incurred as a result of a claim by a Third Party (a "Third Party Claim"), the Indemnified Party shall give written notice thereof (the "Claim Notice") promptly to each party obligated to provide indemnification pursuant to this Exhibit A (an "Indemnifying Party"). All Third Party Claims for indemnification by the Indemnified Party shall be bona fide. The Claim Notice shall describe in reasonable detail the nature of the Third Party Claim, including an estimate, if practicable, of the amount of Losses that have been or may be suffered or incurred by the Indemnified Party attributable to such Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Notwithstanding the foregoing, failure by an Indemnified Party to provide notice on a timely basis of a Third Party Claim shall not relieve the Indemnifying Party of its obligations hereunder, unless, and then solely to the extent that, the Indemnifying Party is prejudiced thereby.

          (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within fifteen days of its receipt from the Indemnified Party of the Claim Notice, to conduct at its expense the defense against such Third Party Claim in its own name, or, if necessary, in the name of the Indemnified Party; provided, however, that Licensor shall have the priority and right to conduct the defense of any Third Party Claim which relates to (A) the Licensed Marks or any other intellectual property rights owned or used by Licensor or any of its affiliates, (B) the safety, quality, design or manufacture of any Licensed Products, or (C) any matter which adversely reflects on the name, reputation or goodwill of Licensor, any of its affiliates or any of their respective intellectual property rights, including any matter which would give Licensor the right to terminate its approval of any facility pursuant to Section 18 of this Agreement, and if any Licensor Indemnified Party is the Indemnified Party with respect to such Third Party Claim, Licensee shall be responsible for the cost of such defense. Regardless of which party conducts the defense of a Third Party Claim, the other party shall have the right to approve the defense counsel for such Third Party Claim, which approval shall not be unreasonably withheld or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten days after counsel is proposed, then the party conducting the defense shall propose an alternate defense counsel, which shall be subject again to the other party's approval, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if the counsel retained by the party conducting the defense is prohibited by the applicable rules of legal ethics from representing both the Indemnifying Party and the Indemnified Party, then the party not conducting the defense may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Party shall pay the fees and disbursements of such separate counsel. If the Indemnified Party is conducting the defense of a Third Party Claim at the expense of the Indemnifying Party, the Indemnifying Party shall reimburse the Indemnified Party for the costs and expenses of such defense which constitute Losses for which the Indemnified Party is entitled to indemnification pursuant to this Exhibit A on a monthly basis promptly after the Indemnifying Party's receipt of an invoice therefor from the Indemnified Party.

          (c) In the event that the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by clause (b) of this
     Section 3, or if the Indemnified Party has the right to defend such Third Party Claim pursuant to clause (b) of this Section 3 and has elected to do so, then, in either such event, the Indemnified Party shall have the right to conduct such defense in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party (or any insurance carrier defending such Third Party Claim on the Indemnified Party's behalf) shall be prohibited from compromising or settling the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Failure at any time of the party conducting the defense to diligently defend a Third Party Claim as required herein shall entitle the other party to assume the defense and settlement of such Third Party Claim.

          (d) Regardless of which party conducts the defense of a Third Party Claim, the other party will cooperate with and make available to the party conducting the defense such assistance, personnel, witnesses and materials as such party may reasonably request, all at the expense of the Indemnifying Party. Regardless of which party defends such Third Party Claim, the other party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. Each Indemnified Party shall reasonably consult and cooperate with each Indemnifying Party with a view towards mitigating Losses, in connection with Third Party Claims for which a party seeks indemnification under this Exhibit A.


          (e) Without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), the Indemnifying Party (or any insurance carrier defending such Third Party Claim on the Indemnifying Party's behalf) will not enter into any settlement of any Third Party Claim if, pursuant to or as a result of such settlement, such settlement could lead to liability or create any financial or other obligation on the part of the Indemnified Party (including any obligation which would have a material and adverse impact on the ability of such Indemnified Party to conduct its business in the ordinary course ) for which the Indemnified Party is not entitled to indemnification hereunder. If the Indemnifying Party receives a firm offer to settle a Third Party Claim which contains an agreement on the part of a the Third Party to otherwise unconditionally release the Indemnified Party from any further Third Party Claims, which offer the Indemnifying Party is otherwise permitted to settle under this
     Section 3, and the Indemnifying Party desires to accept such offer, the Indemnifying Party will give prior written notice to the Indemnified Party to that effect. If the Indemnified Party objects to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party up to the point such notice had been delivered.

          (f) If Licensee assigns all or any portion of its rights under this Agreement as permitted by Section 15.1, then for purposes of this Exhibit A and the actions and decisions to be made by Licensee and any assignee, GFSI shall be deemed to be the representative of such assignee and Licensor and the Licensor Indemnified Parties shall be entitled to rely exclusively on the acts and omissions of GFSI with respect to actions to be taken by, or inferences from omissions of, either GFSI or such assignee.

     4. Nature of Other Liabilities, Claims. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 45 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim (a "Dispute Notice"), the claim specified by the Indemnified Party in the Indemnity Notice shall, subject to the further provisions of this Exhibit A, be deemed a liability of the Indemnifying Party under this Exhibit A. Any award received by Licensor in an action for infringement shall belong solely to Licensor.

     5. Exclusive Remedy. Except for injunctive and other equitable relief and remedies and except as otherwise expressly provided elsewhere in this Agreement, the rights and obligations of the parties under this Exhibit A are the exclusive rights and obligations of the parties with respect to any breach of any representation, warranty, covenant or agreement in this Agreement and shall be in lieu of any other rights or remedies to which the party entitled to indemnification hereunder would otherwise be entitled as a result of such breach, it being agreed that the provisions of this Exhibit A supersede the provisions of Article VIII of the Purchase Agreement pertaining to any such breach of this Agreement except as expressly provided herein.

                                                                   EXHIBIT 10.21

                                SUPPLY AGREEMENT

      This Supply Agreement ("Agreement"), dated June 25, 2001 (the "Effective Date"), is by and among Sara Lee Corporation, a Maryland corporation
("Supplier"), GFSI, Inc., d/b/a Gear For Sports, a Delaware corporation ("GFSI"), CC Products, Inc., a Delaware corporation ("CCP"), and CCP Acquisition, Inc., formerly known as Champion Products, Inc., a New York corporation ("Acquisition").

                                    RECITALS:

         A. CCP is a wholly-owned subsidiary of GFSI. On the Effective Date, CCP acquired from Supplier all of the issued and outstanding capital stock of Acquisition, pursuant to the terms of that certain Stock Purchase Agreement, dated as of April 20, 2001 (the "Purchase Agreement"), among Sara Lee, Acquisition and GFSI. Any capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         B. As of the Effective Date, Acquisition is engaged in the business ("Business") of marketing, distributing and selling fleece tops and bottoms, jersey tops and bottoms, mesh fabric tops and bottoms, woven tops and bottoms, polo shirts, windwear, sweaters, outerwear, and headwear for men, women, boys, girls, toddlers and infants, in each case bearing the brand name Champion or a related trademark ("Champion Product") pursuant to the terms of the Champion License.

         C. To assist with the successful transfer of the Business to CCP, Supplier is willing to supply to Acquisition certain Acquisition Blank Product on the terms and conditions contained herein. The term "Acquisition Blank Product" means Champion Product which (1) is not attributed with any custom decoration, and (2) is of a color, type and style set forth on Exhibit A.


                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties and covenants hereinafter set forth, the parties hereto agree as follows:

     1. Term. This Agreement shall become effective on the Effective Date, and, subject to Sections 10 and 11, shall continue in effect for a term of eighteen
(18) months (the "Term").

     2. Supply of Acquisition Blank Product. During the Term, Supplier shall sell to Acquisition, and Acquisition shall purchase from Seller, such amount of Acquisition Blank Product as Acquisition elects in its sole discretion to purchase from time to time, subject to and in accordance with the terms of this Agreement (such Acquisition Blank Product being purchased by Acquisition being called "Acquisition Product"). All Acquisition Product shall be shipped to such of Acquisition's distribution centers in the United States (the "Distribution Centers"), for delivery on the dates (the "Delivery Dates"), as set forth in the purchase orders for Acquisition Product delivered to Supplier by Acquisition from time to time during the Term (collectively, the "Purchase Orders"). Acquisition agrees that each Purchase Order shall be consistent with the Orders (as defined below) and shall be delivered to Supplier no later than two weeks prior to the earliest Delivery Date contained in such Purchase Order. The parties acknowledge that the Acquisition Product subject to this Agreement does not include any products produced by Supplier and sold to Acquisition pursuant to (a) the Purchase Agreement, (b) the Fall 2001 Agreement, or (c) any other agreement or arrangement entered into between Supplier and Acquisition for the production by Supplier and sale to Acquisition of any products.

     3.  Specifications; Quality Standards.   All Acquisition Product will be
produced in accordance with Supplier's currently existing specifications for Acquisition Blank Product, as such specifications may be amended by Supplier from time to time; provided, however, that any such amendment shall apply generally to all products manufactured by Supplier and in no event shall any such amendment apply solely to Acquisition Blank Product sold to Acquisition hereunder. All Acquisition Product will be packed in accordance with the terms set forth on Exhibit B. All Acquisition Product will be inspected by Supplier as per Supplier's current AQL standards of 5% average as described in the attached Exhibit C. Acquisition's exclusive remedy for any Acquisition Product which does not meet Supplier's specifications for Acquisition Blank Product or is otherwise not in compliance with the Purchase Order therefor shall be as set forth in Exhibit C.

     4.  Production Scheduling.   On or before each shaded date set forth in
Exhibit D (each, a "Forecast Date") during the Term, Acquisition and Supplier shall jointly develop a rolling production and delivery schedule of Acquisition's Acquisition Product requirements (each, a "Forecast") based upon Acquisition's sales projections for Champion Products.

          (a) Each Forecast will contain a five (5) month and twelve (12) month projection of volumes and delivery months to the Distribution Centers for Acquisition Product, in each case commencing on the first day of each Supplier Fiscal Month after the Supplier Fiscal Month in which the applicable Forecast Date occurs. For purposes of this Agreement, a "Supplier Fiscal Month" means any of the periods set forth on Exhibit D. The five (5) month projections will be broken down in biweekly increments and the twelve (12) month projections will be shown in monthly increments (based upon the appropriate Supplier Fiscal Month) only. The five (5) month projections will represent binding purchase commitments ("Orders") by Acquisition for the volumes and delivery months identified therein. The remaining seven (7) months or the twelve (12) month projections will represent good faith estimates of anticipated volume requirements and delivery months but shall be non-binding and used for planning purposes only.

          (b) Each Forecast and Order shall be subject to the following requirements and conditions:

               (i) Acquisition's requirements for any calendar month shall be no less than (A) 300 dozens of any Lot, and (B) 80 dozens of any specific size in a Lot. The term "Lot" means one style of Acquisition Product in one color.

               (ii) Supplier shall have no obligation to supply more than 400,000 dozens of Acquisition Product during the Term and the parties agree that the amount of Acquisition Product which Acquisition shall have the right to Order and which Supplier shall have the obligation to fulfill at any time, and from time to time, during the Term shall take into consideration constraints on Supplier's production, store and shipping capacities and Supplier's obligations to other customers; provided, however, that, so long as Acquisition has not materially breached its obligations hereunder, Acquisition shall not be treated any less favorably in terms of allocation of production, storage and shipping capacities than the best of Supplier's customers who purchase Champion Product from Supplier, but only with respect to Orders which are contained in a timely delivered Forecast; provided, further, that Supplier shall have no obligation to expand its existing capacity to manufacture, store or ship product to satisfy its obligations pursuant to this Agreement.

          (c) The Forecast containing the projections for the five (5) month and twelve (12) month periods commencing on the Effective Date is attached hereto as Schedule I.

5.       Prices; Payments.
         ----------------

          (a) Acquisition shall pay to Supplier for Acquisition Products Supplier's Standard Cost. For purposes of this Agreement, "Supplier's Standard Cost" means, for each item of Acquisition Product which is shipped to Acquisition during the Term, the standard cost to Supplier for such product (including the cost of shipping such product to a Shipping Facility) developed by Supplier for the fiscal year of Supplier during which such shipment occurs. Supplier's Standard Cost shall be calculated in each fiscal year in a manner consistent with the methodology which was used by Supplier in calculating the standard cost for Acquisition Blank Product (including the cost of shipping such product to a Shipping Facility) for Acquisition's Fall 2001 merchandise (meaning merchandise intended for sale by the Company's customers to consumers for the Fall 2001 season) as set forth in the attached Exhibit E; it being agreed that the --------- pricing listed in Exhibit E, which is for Supplier's 2001 fiscal year, shall not apply to any --------- Acquisition Product other than for purposes of determining the pricing methodology for Supplier's Standard Cost, and that Supplier has disclosed to Acquisition that Supplier's Standard Cost for its 2002 fiscal year will be higher than that set forth in Exhibit E. Anything to the contrary herein --------- notwithstanding, in no event shall Supplier's Standard Cost for the 2002 fiscal year be more than five percent (5%) higher, in the aggregate, than Supplier's standard cost for Acquisition Blank Product for Acquisition's Fall 2001 merchandise.

          (b) Notwithstanding the foregoing, Acquisition shall be entitled to a discount of 24% from Supplier's Standard Cost for all of the Acquisition Product commencing with the first item of Acquisition Product sold to Acquisition until the sum of the Supplier's Standard Cost for each such item of Acquisition Product, when added to the Fall 2001 Inventory Value (as defined below), equals $5,000,000. For purposes of this Section 5(b), "Fall 2001 Inventory Value" means the sum of the 2002 Standard Costs (as that term is defined in the Fall 2001 Agreement), at the time of shipment thereof, of all of the Remaining Fall 2001 Product (as that term is defined in the Fall 2001 Agreement) and the amounts payable to Supplier pursuant to
     Section 2.7 of the Fall 2001 Agreement.

          (c) Acquisition or its representatives shall have the right, at Acquisition's sole cost and expense, to examine Supplier's calculations of Supplier's Standard Cost, together with Supplier's work papers supporting such calculations, at such times as Acquisition may reasonably request (but no more often than once every six months), provided that any such examination shall be conducted in a manner which does not unduly disrupt or interfere with Supplier's business.

          (d) Supplier shall invoice Acquisition for all Acquisition Product, F.O.B. Supplier's facility in El Paso, Texas, Laurel Hill, North Carolina, or Perry, New York (each, a "Shipping Facility"), as designated by Supplier. Invoices shall be issued upon shipment and are due and payable within five (5) days after receipt of the applicable Acquisition Product at the Distribution Center(s) designated in the applicable Purchase Order, after which Acquisition shall pay interest on overdue amounts at a rate equal to the lesser of 1.5% per month or the maximum rate permitted by applicable law.

6. Shipping; Risk of Loss. Supplier shall ship all Acquisition Product to a Distribution Center as directed by Acquisition in the applicable Purchase Order. Risk of loss or damage to Acquisition Product shall remain with Supplier until the same Acquisition Product is delivered to the appropriate carrier at a Shipping Facility.

7. Force Majeure. Supplier shall be excused from performance under this Agreement while and to the extent that such performance is prevented by an Act of God, strike or other labor dispute, war or war condition, riot, civil disorder, government regulation, embargo, fire, flood, accident or any other casualty beyond the reasonable control of Supplier; provided, however, that under no circumstances shall Supplier's obligations hereunder be excused pursuant to this Section 7 in the event Supplier is able to supply products generally, without similar interruption or constraint, to its other customers. In the event that Supplier shall be unable to perform any of its obligations as undertaken, it shall promptly advise Acquisition of its inability to perform.

8. Independent Contractor Relationship. The relationship which Supplier holds in relation to Acquisition is that of an independent contractor. This Agreement is not intended to create and shall not be construed as creating between Supplier and Acquisition the relationship of principal and agent, joint venturers, partners or any other similar relationship, the existence of which is hereby expressly denied, nor shall Acquisition be considered in any sense an affiliate or subsidiary of Supplier. Neither party shall have any authority to create or assume in the other party's name or on its behalf any obligation, expressed or implied, or to act or purport to act as the other party's agent or legally empowered representative for any purpose whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation, transaction or act or omission to act of the other, except as expressly provided herein.

9. Not a Requirements Contract. Acquisition acknowledges and agrees that this is not a requirements contract, and nothing contained herein shall be deemed as granting to Acquisition, and Acquisition is not hereby acquiring, any exclusive rights with respect to the production of Acquisition Product.

10. Termination by Acquisition. Acquisition reserves and Supplier hereby agrees that Acquisition shall have the right to immediately terminate this Agreement if Supplier fails to perform or comply with any term or condition hereof and has failed to cure such nonperformance or noncompliance within thirty (30) days after receipt of written notice of such failure from Acquisition.

11. Termination by Supplier. Supplier reserves and Acquisition hereby agrees that Supplier shall have the right to immediately terminate this Agreement under the following circumstances:

(a) If Acquisition fails to make any payment due to Supplier hereunder within five (5) days after such payment is due, unless the amount which has not been paid is subject to a bona fide dispute between the parties;

(b) If Acquisition fails to perform or comply with any term or condition hereof and has failed to cure such nonperformance or noncompliance within thirty (30) days after receipt of written notice of such failure from Supplier; or

(c) At the time that Supplier has delivered 400,000 dozens of Acquisition Product to Acquisition.

12.   Limitations on Liability of Supplier.    EXCEPT AS EXPRESSLY  SET FORTH IN
SECTION 3, THE ACQUISITION PRODUCTS ARE BEING SOLD "AS IS" AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3, SUPPLIER MAKES NO REPRESENTATION OR WARRANTY, WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO THE ACQUISITION PRODUCTS. WITHOUT LIMITING THE FOREGOING, SUPPLIER MAKES NO REPRESENTATION AS TO THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OF ANY OF THE ACQUISITION PRODUCTS OR OTHER REPRESENTATIONS OR WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW, FROM A COURSE OF DEALING OR USAGE OF TRADE. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY SUPPLIER. IN NO EVENT SHALL SUPPLIER BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, WHETHER FORESEEABLE OR NOT, WHETHER OCCASIONED BY ANY FAILURE TO PERFORM OR THE BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER OBLIGATION UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO PARTY SHALL BE LIABLE TO THE OTHER FOR ANY ACTS OR OMISSIONS WHICH ARE NOT THE RESULT OF SUCH PARTY'S GROSS NEGLIGENCE, RECKLESSNESS OR WILLFUL MISCONDUCT; PROVIDED THAT THIS PROVISION SHALL NOT APPLY TO INTENTIONAL ACTS OR OMISSIONS OR FAILURE TO MAKE PAYMENTS WHEN DUE.

13. Survival. The provisions of Sections 3, 5, 6, 8 and 12 through 24 shall survive any termination of this Agreement or expiration of the Term.

14. Notices. All notices and other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed duly given for all purposes (a) on the date of delivery, if delivered personally or by confirmed telecopier transmission, (b) on the next business day after delivery by a recognized overnight carrier, or (c) on the third business day after mailing, if sent by United States registered mail, return receipt requested, postage-prepaid, and addressed as follows (or at such other address as any party shall provide to the other parties by notice given pursuant to this Section 14):

                           If to Supplier:
                           --------------

                           Sara Lee Corporation
                           Three First National Plaza
                           Chicago, Illinois  60622
                           Attention:  Senior Vice President,
                           Secretary and General Counsel
                           Fax No.:  312-419-3187

                           If to GFSI, CCP or Acquisition:

                           CC Products, Inc.
                           c/o GFSI, Inc.
                           9700 Commerce Parkway
                           Lenexa, Kansas, 66219
                           Attention:  Craig Peterson
                           Fax No.:  913-693-3907

15. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is duly executed, in the case of an amendment, by Acquisition and Supplier, or, in the case of a waiver, by the party against whom the waiver is to be enforced. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege.

16. Joint and Several Liability. The obligations of Acquisition contained in this Agreement shall be the joint and several obligations of Acquisition, CCP and GFSI.

17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party, except that (a) Acquisition may (i) assign its rights under this Agreement to GFSI or a wholly owned subsidiary of GFSI, and (ii) assign its rights under this Agreement to any Person (other than a competitor of Supplier as determined by Supplier in good faith) who acquires (whether by acquisition of stock or assets, merger, consolidation, recapitalization or otherwise) the Business and substantially all of the other assets and liabilities of GFSI and its subsidiaries, it being agreed, however, that in each case no such assignment shall relieve Acquisition, CCP or GFSI of its obligations hereunder and, upon any such assignment, without any further action by any of the parties, all obligations of Acquisition, CCP and GFSI hereunder shall be the joint and several obligations of Acquisition, CCP, GFSI and such assignee, and (b) Supplier may assign its rights under this Agreement to any Subsidiary, it being agreed, however, that no such assignment shall relieve Supplier of its obligations hereunder and, upon any such assignment, without any further action by any of the parties, all obligations of Supplier hereunder shall be the joint and several obligations of Supplier and such assignee. The term "Subsidiary" means any entity of which Supplier directly or indirectly owns shares of capital stock, membership interests or other interests having in the aggregate more than 50% of the total combined voting power of such entity or the power to direct management or policy.

18. Construction; Interpretation; Certain Terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, Section, Attachment and party references are to this Agreement unless otherwise stated. The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof. No party, nor its counsel, shall be deemed to have drafted this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party. The term "including" as used in this Agreement shall mean including, without limitation, and shall not be deemed to indicate an exhaustive enumeration of the items at issue.

19.   Severability.   Any term or provision of this Agreement that is or becomes invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

21. Entire Agreement. This Agreement, together with the Exhibits and Schedule hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous, oral and written, agreements and understandings pertaining thereto.

22. Governing Law; Consent to Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflict of law principles. Each party hereto hereby agrees that any proceeding relating to this Agreement and the transactions contemplated hereby shall be brought solely in the state or federal court located in Chicago, Illinois. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such state or federal court, consents to service of process by registered mail made upon such party, waives any objection to venue in any such state or federal court and any claim that any such state or federal court is an inconvenient forum.

23. Third-Party Beneficiaries. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any person or entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

24. Incorporation of Certain Remedies. The provisions of Article VIII of the Purchase Agreement are hereby incorporated into this Agreement by this reference as though fully set forth herein.

25. WAIVERS OF TRIAL BY JURY. SUPPLIER AND ACQUISITION HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

         The parties hereto have caused this Supply Agreement to be duly executed as of the day and year first above written.



                                       SARA LEE CORPORATION


                                       By: /s/ Richard Oberdorf
                                          --------------------------------------
                                       Name:   Richard Oberdorf
                                              ----------------------------------
                                       Title:   Vice President
                                               ---------------------------------


                                       GFSI, INC., d/b/a Gear For Sports


                                       By:   /s/ Larry Graveel
                                            ------------------------------------
                                       Name:     Larry Graveel
                                              ----------------------------------
                                       Title:    President, COO
                                               ---------------------------------


                                       CC PRODUCTS, INC.


                                       By:   /s/ Larry Graveel
                                            ------------------------------------
                                       Name:     Larry Graveel
                                              ----------------------------------
                                       Title:    President, COO
                                               ---------------------------------


                                       CCP ACQUISITION, INC. f/k/a CHAMPION
                                       PRODUCTS, INC.


                                       By: /s/ Christian McGrath
                                          --------------------------------------
                                       Name:   Christian McGrath
                                            ------------------------------------
                                       Title:  Vice President
                                            ------------------------------------

                                                                  EXHIBIT 10.22

                         FALL 2001 MERCHANDISE AGREEMENT

     This Fall 2001 Merchandise Agreement ("Agreement"), dated June 25, 2001 (the "Effective Date"), by and among Sara Lee Corporation, a Maryland corporation ("Supplier"), GFSI, Inc., d/b/a Gear For Sports, a Delaware corporation ("GFSI"), CC Products, Inc., a Delaware corporation ("CCP"), and CCP Acquisition, Inc., a New York corporation formerly known as Champion Products, Inc. ("Acquisition").

                                    RECITALS:

     A. CCP is a wholly-owned subsidiary of GFSI. On the Effective Date, CCP acquired from Supplier all of the issued and outstanding capital stock of Acquisition pursuant to that certain Stock Purchase Agreement, dated April 20, 2001 (the "Purchase Agreement"), among Supplier, Acquisition and GFSI. Any capitalized terms used in this Agreement which are not defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

     B. To assist with the successful transfer of the Business to CCP, Supplier is willing to supply to Acquisition certain Fall 2001 Product (as that term is defined below) and Services (as that term is defined below), in each case on the terms and conditions contained herein.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.
                               SUPPLY ARRANGEMENTS

     1.1. Supply of Fall 2001 Product. During the Term, Supplier shall sell to Acquisition, and Acquisition shall purchase from Seller, the Branded Products and Blank Products set forth in Schedule 1 and any Inventory which is excluded from Closing Inventory due to the proviso of the definition of Closing Inventory (such Branded Product and Blank Product being purchased by Acquisition being called "Fall 2001 Product") at the times set forth in Schedule 1. The parties acknowledge that the Fall 2001 Product includes the Fall 2001 Inventory.

     1.2. Specifications; Quality Standards. All Fall 2001 Product will be produced in accordance with Acquisition's specifications for Branded Product and Blank Product as in existence on the Effective Date. Except as provided in the last sentence of Section 1.3, all Fall 2001 Product will be packed in accordance with the terms set forth on Schedule 2. All Fall 2001 Product will be inspected by Supplier as per Supplier's current AQL standards of 5% average as described in the attached Schedule 3. Acquisition's exclusive remedy for any Fall 2001 Product which does not meet the specifications described above for Branded Product or Blank Product or is otherwise not in compliance with Schedule 1 shall be as set forth in Schedule 3. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 1.2, THE FALL 2001 PRODUCT IS BEING SOLD "AS IS" AND EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 1.2, SUPPLIER MAKES NO REPRESENTATION OR WARRANTY, WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO THE FALL 2001 PRODUCT. WITHOUT LIMITING THE FOREGOING, SUPPLIER MAKES NO REPRESENTATION AS TO THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OF ANY OF THE FALL 2001 PRODUCT OR OTHER REPRESENTATIONS OR WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW, FROM A COURSE OF DEALING OR USAGE OF TRADE. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY SUPPLIER.

     1.3. Prices; Payments. Acquisition shall pay to Supplier for Fall 2001 Product sold to Acquisition pursuant to this Agreement, (i) 90.625% of 2001 Standard Cost for the Preliminary Fall 2001 Product, and (ii) 76.000% of 2002 Standard Cost for the remainder of the Fall 2001 Product (the "Remaining Fall 2001 Product"). For purposes of this Agreement, the following definitions shall apply:

               (a) "Preliminary Fall 2001 Product" means all of the Fall 2001 Product commencing with the first item of Fall 2001 Product sold to Acquisition under this Agreement until the sum of the 2001 Standard Cost for each such item of Fall 2001 Product, when added to the Purchased Inventory Value (as defined below), equals $8,000,000.

               (b) "2001 Standard Cost" means, for each item of Preliminary Fall 2001 Product, the value set forth for such item on Schedule 1.

               (c) "Purchased Inventory Value" means the remainder obtained by subtracting $158,000 from the Purchase Price and then multiplying such remainder by 1.1035.

               (d) "2002 Standard Cost" means for each item of Remaining Fall 2001 Product, the standard cost to Supplier for such product developed by Supplier for its 2002 fiscal year. 2002 Standard Cost shall be calculated consistent with the same methodology which was used by Supplier in calculating the 2001 Standard Cost as set forth in the attached Schedule 1. Anything to the contrary herein notwithstanding, in no event shall 2001 Standard Cost be more than five percent (5%) higher, in the aggregate, than 2001 Standard Cost.

Fall 2001 Product shipped to Acquisition, or at the direction of Acquisition, to customers of Acquisition, pursuant to this Agreement shall be shipped F.O.B. El Paso, Texas, Laurel Hill, North Carolina, or Perry, New York (each being called a "Shipping Facility"), as designated by Supplier, it being agreed that all costs of freight and shipping shall be at Acquisition's sole cost and expense and that risk of loss shall pass to Acquisition once Fall 2001 Product is removed from a Shipping Facility. Acquisition shall advise Supplier of Acquisition's arrangement for the shipment of Fall 2001 Product under this Agreement and if Fall 2001 Product is not picked up in a timely manner, Supplier may ship Fall 2001 Product on a freight collect or other basis, as Supplier determines. If Supplier incurs any shipping costs which are the responsibility of Acquisition under this Section 1.3, Acquisition shall promptly upon demand therefor reimburse Supplier for such costs. Supplier shall issue invoices to Acquisition for all Fall 2001 Product upon shipment and such invoices shall be due and payable sixty calendar days after such shipment, after which Acquisition shall pay interest on overdue amounts at a rate equal to the lesser or 1.5% per month or the maximum rate permitted by applicable law. If Acquisition requests that any of the Fall 2001 Product be packed in a manner other than as provided in Schedule 2, Acquisition shall, promptly upon Supplier's demand, reimburse Supplier for the amount by which the direct and indirect costs actually incurred by Supplier in packing such Fall 2001 Product in such manner exceeds the amount of direct and indirect costs which Supplier would have incurred had such Fall 2001 Product been packed in the manner provided in Schedule 2.

     1.4. Not a Requirements Contract. Acquisition acknowledges and agrees that this is not a requirements contract, and nothing contained herein shall be deemed as granting to Acquisition, and Acquisition is not hereby acquiring, any exclusive rights with respect to the production of Branded Product or Blank Product.

                                  ARTICLE II.
                                  THE SERVICES

     2.1. Retention of Supplier. Acquisition hereby retains Supplier, and Supplier hereby accepts such retention, to provide to Acquisition during the Term, solely as an agent of Acquisition, the Services. At the Closing, Supplier shall retain possession of such of the Design Assets and Sales and Product Data as Supplier and Acquisition reasonably determine that Supplier will require to perform the Services (all of such Design Assets and Sales and Product Data retained by Supplier pursuant to this Section 2.1, the "Retained Assets").

     2.2. The Services. At the Closing, Supplier shall retain possession of the portions of the Closing Inventory as mutually agreed by Supplier and Acquisition (collectively, the "Retained Product" and, together with the Fall 2001 Product, the "Services Product"). The Services Product shall include both Blank Product and Branded Product. Supplier shall, at its sole cost and expense, perform the following services (collectively, the "Services") with respect to the Services Product, in each case as provided in Schedule 4:

               (a) Cause Blank Product which is part of the Services Products to be attributed with decorations (such Blank Product after being attributed, the "Attributed Product");

               (b) Store all Services Product;

               (c) Cause all of the Retained Product to be clearly marked and identified as being the property of Acquisition; and

               (d) Ship to Acquisition at its distribution centers in the United States, or, as directed by Acquisition, to customers of Acquisition,
          (i) the Attributed Product and (ii) the Branded Product which is part of the Fall 2001 Product.

Supplier shall perform the Services in compliance with Acquisition's specifications as in existence on the Effective Date (the "Acquisition Specifications").

     2.3. Insurance. Supplier shall, at its cost, procure and maintain throughout the Term hereof:

               (a) Worker's Compensation Insurance providing statutory benefits and Employer's Liability Insurance with limits of not less than One Million US Dollars ($1,000,000.00);

               (b) Commercial General Liability Insurance including Contractual Liability, Fire Legal Liability and Product Liability Coverages (with an endorsement naming Acquisition and its affiliates as additional insureds) with Bodily Injury and Property Damage Limits of not less than Ten Million US Dollars ($10,000,000.00) per occurrence;

               (c) "All Risk" Property Insurance including flood, earthquake, and inland transit (with an endorsement naming Acquisition and its affiliates as loss payee), covering any property of Acquisition that is under Supplier's care, custody and control including all of the Retained Product and Retained Assets. Such policy shall be valued at the replacement cost for such Acquisition property.

Supplier shall submit policies and/or certificates of insurance evidencing the above coverages (which shall include an agreement by the insurer not to cancel or materially alter its coverage except upon thirty (30) days prior written notice to Acquisition) to Acquisition before entering into performance of this Agreement. The coverages provided by Supplier hereunder shall be primary and non-contributing with any similar insurance which may be maintained or provided by Acquisition, and any certificate furnished by Supplier shall be endorsed to so state.

     2.4. Confidential and Proprietary Information. The Acquisition IP is proprietary information of Acquisition, and shall not be used by Supplier except in connection with the performance of the Services hereunder. The term "Acquisition IP" means the Design Assets and Acquisition's rights and interests under the Design License Agreements.

     2.5. Trademarks and Trade Names. Supplier agrees that, as between Supplier and Acquisition, all of the Acquisition IP to be used by Supplier in the performance of the Services is the sole and exclusive property of Acquisition. Nothing in this Agreement shall give or is intended to give Supplier any right, title or interest in or to any of the Acquisition IP or the good will associated with any of the Acquisition IP, except the right to use the same in accordance with the terms and conditions of this Agreement. Supplier shall not contest the validity or ownership of any of the Acquisition IP or assist others in contesting the validity or ownership of any of the Acquisition IP.

     2.6. Ownership of Retained Product. Acquisition shall be the sole and exclusive owner of all of the Retained Product and Supplier shall have no right, title or interest of any kind in any Retained Product, other than the rights expressly provided in this Agreement.

     2.7. Compensation of Supplier. Acquisition shall pay to Supplier, as compensation for the Services, the amounts set forth on Schedule 4 upon Acquisition's receipt of Supplier's invoice therefor, after which Acquisition shall be obligated to pay to Supplier interest on overdue amounts at a rate equal to the lesser or 1.5% per month or the maximum rate permitted by applicable law. In addition,

               (a) For each shipment of any portion of the Fall 2001 Product which Acquisition directs Supplier to ship directly to a customer of Acquisition, Acquisition shall, promptly upon Supplier's demand, pay to Supplier a distribution fee for handling and picking such items of Fall 2001 Product equal to $2.45 for each dozen (or partial dozen) of such items so shipped.

               (b) If Supplier is required to develop any acetates to enable it to perform the Services, Acquisition shall, promptly upon Supplier's demand, pay to Supplier an acetate development fee equal to $2.55 for each acetate so developed.

     2.8. Key-in Services. During the period from the Effective Date through August 3, 2001, Supplier shall provide, at a location or locations determined by Supplier in its sole discretion, key-in services in connection with all orders placed during such time period by customers of Acquisition which it directs to Supplier. On the Effective Date, Acquisition shall pay to Supplier $17,604.71, by wire transfer of immediately available funds, as compensation for Supplier providing such services.

     2.9. Graphic Arts Personnel. During the period from the Effective Date through August 3, 2001, Supplier shall provide to Acquisition, at a location or locations determined by Supplier in its sole discretion, the services of two Production Artists, one Art Clerk, one Art Matrix Clerk and one Manager for the portions of their work times as set forth on the attached Schedule 5 to service orders placed during such time period by customers of Acquisition. On the Effective Date, Acquisition shall pay to Supplier $18,374.00, by wire transfer of immediately available funds, as compensation for Supplier providing such the services of such graphic arts personnel. If, during the time period ending on August 3, 2001, the services of additional graphic arts personnel are required to service such customers of Acquisition, Supplier shall use commercially reasonable efforts to obtain for Acquisition the use of such additional personnel from sources other than Supplier and its Affiliates, and Acquisition shall, promptly upon Supplier's demand, reimburse Supplier for all of the direct and indirect costs incurred by Supplier in obtaining the use of such additional personnel for Acquisition.

                                  ARTICLE III.
                              TERM AND TERMINATION

     3.1. Term. This Agreement shall become effective on the Effective Date, and, subject to Sections 3.2 and 3.3, shall continue in effect for a term (the "Term") ending on the first to occur of (a) the date that Acquisition has purchased from Supplier all of the Fall 2001 Product, or (b) the date that Acquisition has purchased from Supplier Remaining Fall 2001 Product, the value of such Remaining Fall 2001 Product at 2002 Standard Costs, when added to the sum of the 2001 Standard Costs of the Preliminary Fall 2001 Product and the Purchased Inventory Value, equals $13,000,000.

     3.2. Termination by Acquisition. Acquisition reserves and Supplier hereby agrees that Acquisition shall have the right to immediately terminate this Agreement if Supplier fails to perform or comply with any term or condition hereof or under the Purchase Agreement or the Champion License and has failed to cure such nonperformance or noncompliance within thirty (30) days after receipt of written notice of such failure from Acquisition.

     3.3. Termination by Supplier. Supplier reserves and Acquisition hereby agrees that Supplier shall have the right to immediately terminate this Agreement under the following circumstances:

               (a) If Acquisition fails to make any payment due to Supplier hereunder or under the Purchase Agreement or the Champion License within five (5) days after such payment is due, unless the amount which has not been paid is subject to a bona fide dispute between the parties; or

               (b) If Acquisition fails to perform or comply with any term or condition hereof or under the Purchase Agreement or the Champion License and has failed to cure such nonperformance or noncompliance within thirty (30) days after receipt of written notice of such failure from Supplier.

     3.4. Effect of Termination. Upon any termination of this Agreement


               (a) Acquisition shall, within five days after the date of such termination, pay to Supplier all amounts which it would have paid to Supplier hereunder assuming that (i) Supplier had performed all of the Services, and (ii) all invoices are due and payable on the earlier of
          (A) sixty calendar days after issuance, or (B) five days after the date of such termination; and

               (b) Supplier shall, no later than the later of (i) 30 calendar days after the date of such termination, or (ii) 25 calendar days after Acquisition pays to Supplier all amounts owed to Supplier pursuant to Section 3.4(a), at the sole cost and expense of Acquisition, ship all of the Services Product and Retained Assets then in the possession or custody of Supplier to Acquisition or to such other location as Acquisition directs Supplier in a written direction delivered to Supplier no later than five days after the date of such termination.

     3.5. Survival. The provisions of Sections 1.3, 2.3 through 2.7 and 3.4 and
Article IV shall survive any termination of this Agreement or expiration of the Term.

                                  ARTICLE IV.
                                  MISCELLANEOUS

     4.1. Independent Contractor Relationship. The relationship which Acquisition holds as to Supplier is that of an independent contractor. This Agreement is not intended to create and shall not be construed as creating between Acquisition and Supplier the relationship of principal and agent, joint venturers, partners or any other similar relationship, the existence of which is hereby expressly denied, nor shall Supplier be considered in any sense an Affiliate or subsidiary of Acquisition. Neither party shall have any authority to create or assume in the other party's name or on its behalf any obligation, expressed or implied, or to act or purport to act as the other party's agent or legally empowered representative for any purpose whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation, transaction or act or omission to act of the other, except as expressly provided herein.

     4.2. Force Majeure. Supplier shall be excused from performance under this Agreement while and to the extent that such performance is prevented by an Act of God, strike or other labor dispute, war or war condition, riot, civil disorder, government regulation, embargo, fire, flood, accident or any other casualty beyond the reasonable control of Supplier; provided, however, that under no circumstances shall Supplier's obligations hereunder be excused pursuant to this Section 4.2 in the event Supplier is able to supply products generally, without similar interruption or constraint, to its other customers. In the event that Supplier shall be unable to perform any of its obligations as undertaken, it shall promptly advise Acquisition of its inability to perform.

     4.3. Notices. All notices and other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed duly given for all purposes (a) on the date of delivery, if delivered personally or by confirmed telecopier transmission, (b) on the next business day after delivery by a recognized overnight carrier, or (c) on the third business day after mailing, if sent by United States registered mail, return receipt requested, postage-prepaid, and addressed as follows (or at such other address as any party shall provide to the other parties by notice given pursuant to this Section 10.1):

                           If to Supplier:
                           --------------

                           Sara Lee Corporation
                           Three First National Plaza
                           Chicago, Illinois  60622
                           Attention:  Senior Vice President,
                           Secretary and General Counsel
                           Fax No.:  312-419-3187

                           If to Acquisition, CCP or GFSI:

                           GFSI, Inc.
                           9700 Commerce Parkway
                           Lenexa, Kansas  66219
                           Attention: Craig Peterson, Chief Financial Officer Fax No.: 913-693-3913

                           with a copy to:

                           Mayer, Brown & Platt
                           555 College Street
                           Palo Alto, California 94306-1433
                           Attention: Martin J. Collins
                           Fax No.:  650-331-2010

     4.4. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is duly executed, in the case of an amendment, by Supplier and Acquisition, or, in the case of a waiver, by the party against whom the waiver is to be enforced. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege.

     4.5. Joint and Several Liability. The obligations of Acquisition contained in this Agreement shall be the joint and several obligations of Acquisition, CCP and GFSI.

     4.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party, except that (a) Acquisition may (i) assign its rights under this Agreement to GFSI or a wholly owned subsidiary of GFSI, and (ii) assign its rights under this Agreement to any Person (other than a competitor of Supplier as determined by Supplier in good faith) who acquires (whether by acquisition of stock or assets, merger, consolidation, recapitalization or otherwise) the Business and substantially all of the other assets and liabilities of GFSI and its subsidiaries, it being agreed, however, that in each case no such assignment shall relieve Acquisition, CCP or GFSI of its obligations hereunder and, upon any such assignment, without any further action by any of the parties, all obligations of Acquisition, CCP and GFSI hereunder shall be the joint and several obligations of Acquisition, CCP, GFSI and such assignee, and (b) Supplier may assign its rights under this Agreement to any Subsidiary, it being agreed, however, that no such assignment shall relieve Supplier of its obligations hereunder and, upon any such assignment, without any further action by any of the parties, all obligations of Supplier hereunder shall be the joint and several obligations of Supplier and such assignee. The term "Subsidiary" means any entity of which Supplier directly or indirectly owns shares of capital stock, membership interests or other interests having in the aggregate more than 50% of the total combined voting power of such entity or the power to direct management or policy.

     4.7. Construction; Interpretation; Certain Terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, Section, Attachment and party references are to this Agreement unless otherwise stated. The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof. No party, nor its counsel, shall be deemed to have drafted this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party. The term "including" as used in this Agreement shall mean including, without limitation, and shall not be deemed to indicate an exhaustive enumeration of the items at issue.

     4.8. Severability. Any term or provision of this Agreement that is or becomes invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement.

         4.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     4.10. Entire Agreement. This Agreement, together with the Schedule hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous, oral and written, agreements and understandings pertaining thereto.

     4.11. Governing Law; Consent to Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflict of law principles. Each party hereto hereby agrees that any proceeding relating to this Agreement and the transactions contemplated hereby shall be brought solely in the state or federal court located in Chicago, Illinois. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such state or federal court, consents to service of process by registered mail made upon such party, waives any objection to venue in any such state or federal court and any claim that any such state or federal court is an inconvenient forum.

     4.12.  Third-Party Beneficiaries.   Nothing herein expressed or implied is
intended to or shall be construed to confer upon or give any person or entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     4.13. LIMITATIONS ON LIABILITY. IN NO EVENT SHALL SUPPLIER BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, WHETHER FORESEEABLE OR NOT, WHETHER OCCASIONED BY ANY FAILURE TO PERFORM OR THE BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER OBLIGATION UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO PARTY SHALL BE LIABLE TO THE OTHER FOR ANY ACTS OR OMISSIONS WHICH ARE NOT THE RESULT OF SUCH PARTY'S GROSS NEGLIGENCE, RECKLESSNESS OR WILLFUL MISCONDUCT; PROVIDED THAT THIS PROVISION SHALL NOT APPLY TO INTENTIONAL ACTS OR OMISSIONS OR FAILURE TO MAKE PAYMENTS WHEN DUE.

     4.14. Incorporation of Certain Remedies. The provisions of Article VIII of the Purchase Agreement are hereby incorporated into this Agreement by this reference as though fully set forth herein.

     4.15. WAIVERS OF TRIAL BY JURY. SUPPLIER AND ACQUISITION HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

                            (SIGNATURES ON NEXT PAGE)

     The parties hereto have caused this Fall 2001 Merchandise Agreement to be duly executed as of the day and year first above written.



                                SARA LEE CORPORATION


                                By: /s/ Richard Oberdorf
                                   --------------------------------------
                                Name:   Richard Oberdorf
                                       ----------------------------------
                                Title:   Vice President
                                        ---------------------------------


                                GFSI, INC., d/b/a Gear For Sports


                                By:   /s/ Larry Graveel
                                     ------------------------------------
                                Name:     Larry Graveel
                                       ----------------------------------
                                Title:    President, COO
                                        ---------------------------------


                                CC PRODUCTS, INC.


                                By:   /s/ Larry Graveel
                                     ------------------------------------
                                Name:     Larry Graveel
                                       ----------------------------------
                                Title:    President, COO
                                        ---------------------------------


                                CCP ACQUISITION, INC. f/k/a CHAMPION
                                PRODUCTS, INC.


                                By: /s/ Christian McGrath
                                   --------------------------------------
                                Name:   Christian McGrath
                                     ------------------------------------
                                Title:  Vice President
                                     ------------------------------------

                                                                     EXHIBIT 2.4


                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "First Amendment") is entered into on this 25th day of June, 2001, by and among Sara Lee Corporation, a Maryland corporation ("Seller"), Champion Products, Inc., a New York corporation (the "Company"), and GFSI, Inc., d/b/a GEAR For Sports, a Delaware corporation ("Buyer").

                                    RECITALS

     A. Seller, the Company and Buyer are parties to that certain Stock Purchase Agreement, dated as of April 20, 2001 (the "Original Agreement"), pursuant to which Buyer is, among other things, acquiring from Seller 100% of the issued and outstanding shares of common stock of the Company, $1.00 par value per share. All capitalized terms used in this First Amendment which are not defined herein shall have the respective meanings assigned to them in the Original Agreement.

     B. Seller, the Company and Buyer desire to amend the Original Agreement as provided in this First Amendment.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and other consideration contained in this Agreement, the delivery and sufficiency of which is acknowledged, the parties agree as follows:

     1. PURCHASE PRICE. Section 2.3 of the Original Agreement is amended, to read in its entirety, as follows:

          2.3 Purchase Price. The aggregate purchase price to be paid by Buyer for the Shares shall be the sum of $7,408,000.00 less the Inventory Adjustment Amount, if any (said sum being called the "Purchase Price"). The Purchase Price shall be paid to Seller as follows: (i) $2,250,000.00 in cash (U.S. dollars) at Closing by wire transfer of same day funds as set forth in Schedule 2.3, (ii) $2,000,000.00 in cash (U.S. dollars) on or before August 1, 2001 by wire transfer of same day funds as set forth in Schedule 2.3, (iii) $1,625,000.00 in cash (U.S. dollars) on or before September 1, 2001 by wire transfer of same day funds as set forth in Schedule 2.3, and (iv) the balance of the Purchase Price in cash (U.S. dollars) on or before October 1, 2001 by wire transfer of same day funds as set forth in Schedule 2.3.

     2. CLOSING INVENTORY REDUCTION. Section 2.9(b) of the Original Agreement is amended, to read in its entirety, as follows:

               (b) As used herein, the term "Closing Inventory Reduction" means 90.625% of the amount, if any, by which the Closing Inventory Value exceeds the aggregate value (as determined in accordance with Schedule 2.7(a)) of the Shipped Inventory. Shipped Inventory shall be valued as provided in Schedule 2.7(a), and any Irregular Inventory which constitutes Excessive Irregular Inventory and which is part of the Shipped Inventory shall be valued as agreed upon by Seller and Buyer. If the parties are unable to reach agreement within thirty days of such Inventory being received by Buyer (or, in the case of such Inventory which is shipped by Seller directly to a customer of Buyer, by such customer), then such Excessive Irregular Inventory shall be valued at zero and the Company shall ship such Excessive Irregular Inventory at such times and to such destinations as directed by Seller from time to time at Seller's cost, it being agreed that the Company shall store such Excessive Irregular Inventory, on Seller's behalf, at no charge for up to 180 days until Seller provides such direction; provided that Buyer and Seller shall review with one another on a monthly basis the quantity and any related issues pertaining to storage of such Excessive Irregular Inventory. Inventory shall conclusively be deemed "Shipped Inventory" to the extent such Inventory is reflected on the bills of lading or other shipping documents prepared by Seller and accompanying such shipment, and shall be valued as provided therein, unless, within five business days of receipt by Buyer (or, in the case of such Inventory which is shipped by Seller directly to a customer of Buyer, within twenty business days of receipt by such customer), Seller receives written notice containing a detailed explanation of Buyer's objection to the Shipped Inventory. Buyer shall be entitled to object to such list or valuation only to the extent (a) mathematical errors exist in the list or valuation, or (b) Excessive Irregular Inventory is included in such shipment, or (c) merchandise is shipped to Buyer (or, in the case of such Inventory which is shipped by Seller directly to a customer of Buyer, to such customer), but is not reflected on the Closing Inventory Statement. If Buyer objects to Shipped Inventory in accordance with the provisions of this Section, the parties, in good faith, shall promptly attempt to resolve such dispute and, where applicable, make any necessary adjustments to the aggregate value of the Shipped Inventory.

     3. SHIPPING AND SHIPPING COSTS. Section 2.10 of the Original Agreement is amended, to read in its entirety, as follows:

          2.10 Shipping and Shipping Costs. Inventory shipped to Buyer (or, at the direction of Buyer to any customer of Buyer) pursuant to this Agreement, whether before or after Closing, shall be shipped F.O.B. Seller's designated Shipping Facility, it being agreed that all costs of freight and shipping shall be at Buyer's sole cost and expense and that risk of loss shall pass to Buyer once Inventory is removed from a Shipping Facility. Similarly, Buyer shall be responsible for the cost of freight and shipment (but not packaging for shipment) of all Design Assets referred to in Section 4.10(c)(iii). Buyer shall advise Seller of Buyer's arrangement for the shipment of Inventory under this Agreement and if Inventory is not picked up in a timely manner, Seller may ship Inventory on a freight collect or other basis, as Seller determines. If Seller incurs any shipping costs which are the responsibility of Buyer under this Section 2.10, Buyer shall promptly upon demand therefor reimburse Seller for such costs.

     4. NONSTANDARD PACKING COSTS. Article II of the Original Agreement is amended by the addition of a new Section 2.11, to read in its entirety, as follows:

          2.11 Nonstandard Packing Costs. If Buyer requests that any of the Inventory be packed in a manner other than as provided in Schedule 10.8, Buyer shall, promptly upon Seller's demand, reimburse Seller for the amount by which the direct and indirect costs actually incurred by Seller in packing such Inventory in such manner exceeds the amount of direct and indirect costs which Seller would have incurred had such Inventory been packed in the manner provided in Schedule 10.8.

     5. DISTRIBUTION COSTS. Article II of the Original Agreement is amended by the addition of a new Section 2.12, to read in its entirety, as follows:

          2.12 Distribution Costs. For each shipment of any portion of the Closing Inventory which Buyer directs Seller to ship directly to a customer of Buyer, Buyer shall, promptly upon Seller's demand, pay to Seller a distribution fee for handling and picking such items of Closing Inventory equal to $2.45 for each dozen (or partial dozen) of such items so shipped.

     6. ACETATE DEVELOPMENT COSTS. Article II of the Original Agreement is amended by the addition of a new Section 2.13, to read in its entirety, as follows:

          2.13 Acetate Development Costs. If Seller is required to develop any acetates to enable it to complete the production or processing of any of the Closing Inventory, Buyer shall, promptly upon Seller's demand, pay to Seller an acetate development fee equal to $2.55 for each acetate so developed.

     7. EMPLOYEE STAY BONUSES. Section 6.2 of the Original Agreement is amended by the addition of a new Section 6.2(e), to read in its entirety, as follows:

          (e) After Closing, Buyer shall provide incentives to retain at least five of the Business Employees through December 31, 2001. On December 31, 2001, Buyer shall pay the following amounts to each of the following Business Employees, but only to the extent that such Business Employee is employed by Buyer, the Company or any of their respective Affiliates, on December 31, 2001 or has prior to such time been terminated by the Company other than for "proper cause" as that term is defined in Section 3.1 of the Sara Lee Corporation Severance Pay Plan attached to the Original Agreement as Schedule 4.16(d):

                  Name                      Amount
                  ----                      ------
                  Carter Heller             $50,000
                  Dave Lester               $  5,000
                  Robert Gwyn               $10,000
                  Brian Walker              $17,000
                  Bruce Wisser              $10,000


     8.  NO OTHER AMENDMENTS.   Except as expressly amended by this First
Amendment, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

                            (SIGNATURES ON NEXT PAGE)

     The parties hereto have caused this First Amendment to Stock Purchase Agreement to be duly executed as of the day and year first above written.


                                SARA LEE CORPORATION


                                By: /s/ Richard Oberdorf
                                   --------------------------------------
                                Name:   Richard Oberdorf
                                       ----------------------------------
                                Title:   Vice President
                                        ---------------------------------


                                CHAMPION PRODUCTS, INC.


                                By: /s/ Christian McGrath
                                   --------------------------------------
                                Name:   Christian McGrath
                                     ------------------------------------
                                Title:  Vice President
                                     ------------------------------------

                                GFSI, INC., d/b/a Gear For Sports


                                By:   /s/ Larry Graveel
                                     ------------------------------------
                                Name:     Larry Graveel
                                       ----------------------------------
                                Title:    President, COO
                                        ---------------------------------